UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOBLE CORPORATION plc

Devonshire House

1 Mayfair Place

London W1J 8AJ

England

NOTICE OF 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On April 24, 2015

To the shareholders of Noble Corporation plc:

The annual general meeting (the “Meeting”) of shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), will be held on April 24, 2015, at 3:00 p.m., local time, at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom.

The items of business proposed by the Company’s board of directors (the “Board of Directors”) are to consider and vote on the resolutions below. All resolutions will be proposed as ordinary resolutions.

Ordinary Resolutions

(1)	Election of Director.

That Julie H. Edwards be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2016.

(2)	Election of Director.

That Scott D. Josey be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2016.

(3)	Election of Director.

That Jon A. Marshall be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2016.

(4)	Election of Director.

That Mary P. Ricciardello be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2016.

(5)	Election of Director.

That David W. Williams be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2016.

(6)	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal Year 2015.

That the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year 2015 be ratified.

(7)	Re-appointment of PricewaterhouseCoopers LLP as Statutory Auditor.

That PricewaterhouseCoopers LLP be re-appointed as UK statutory auditors to the Company (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).

(8)	Authorization of Audit Committee to Determine Statutory Auditors’ Compensation.

That the Audit Committee be authorized to determine the Company’s UK statutory auditors’ compensation.

(9)	An Advisory Vote on the Company’s Executive Compensation.

That the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved on a non-binding advisory basis.

(10)	An Advisory Vote on the Company’s Directors’ Compensation Report.

That the directors’ compensation report (other than the part containing the directors’ compensation policy) for the year ended December 31, 2014, which is set out in the annual report and accounts of the Company for the year ended December 31, 2014, be approved on a non-binding advisory basis.

(11)	Adoption of Noble Corporation 2015 Omnibus Incentive Plan.

That the Noble Corporation 2015 Omnibus Incentive Plan be approved.

Please refer to the proxy statement being delivered with this Notice for detailed information on each of the above resolutions and further information regarding the Meeting.

Organizational Matters

A copy of the proxy materials, including a proxy card, will be sent to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., as agent (the “Company’s Share Register”), as of the close of business, U.S. Eastern time, on March 10, 2015. Such shareholders are referred to herein as the “shareholders of record.” Shareholders who are not registered in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 10, 2015 will not be entitled to attend, vote or grant proxies to vote at the Meeting. Any changes to the Company’s Share Register after March 10, 2015 shall be disregarded in determining the rights of any person to attend or vote at the Meeting.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 10, 2015 have the right to attend the Meeting and vote their shares, or are entitled to appoint a proxy to exercise all or any of his/her rights to attend and speak and vote on his/her behalf by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on April 23, 2015 to:

Noble Corporation plc

c/o Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

A proxy need not to be a shareholder of the Company. A shareholder of record may appoint more than one proxy in relation to the Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 10, 2015 and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Where shareholders with voting rights have timely submitted a properly executed proxy card and have not specifically indicated how they want their shares to be voted, the persons designated as their proxies will vote such shares in the manner recommended by the Board of Directors.

If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by the Board of Directors.

ii

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Such bank, broker or other nominee is considered the shareholder of record with respect to those shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the Meeting must obtain a valid proxy from the organization that holds their shares.

Please note that shareholders of record or their duly appointed proxies attending the Meeting in person are required to show their proxy card and proper identification on the day of the Meeting. In order to determine attendance correctly, any shareholder or proxy leaving the Meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Annual Report and Accounts

During the Meeting, our Board of Directors will present our U.K. statutory Accounts, the U.K. statutory Directors’ Report, the U.K. statutory Directors’ Compensation Report, the U.K. statutory Strategic Report and the U.K. statutory Auditors’ Report for the year ended December 31, 2014 (the “Annual Report and Accounts”). Our Board of Directors will also provide an opportunity for shareholders at the Meeting to raise questions in relation to the Annual Report and Accounts. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom.

Adoption of Financial Reporting Standard (“FRS”) 102—The financial reporting standard applicable in the U.K. and Republic of Ireland

Following the publication of FRS 100 Application of Financial Reporting Requirements by the Financial Reporting Council, the Company is required to change its accounting framework for its U.K. statutory Accounts, which is currently prepared under U.K. GAAP, for the fiscal year beginning January 1, 2015. The Board of Directors considers it to be in the best interest of the Company to adopt FRS 102—The financial reporting standard applicable in the U.K. and Republic of Ireland. The Company intends to utilize the disclosure exemptions available under this framework. No disclosures in the current U.K. GAAP statutory financial statements (for the year ended December 31, 2014) have been omitted on the adoption of FRS 102 for the year ending December 31, 2015. A shareholder or shareholders holding in aggregate of 5% or more of the Company’s outstanding shares may serve objections to the use of the disclosure exemptions in writing to its registered office listed above not later than May 31, 2015.

Your vote is important. All shareholders of record or their proxies are cordially invited to attend the Meeting. We urge you, whether or not you plan to attend the Meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson

Secretary

London, England

March 16, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON APRIL 24, 2015.

Our proxy statement, 2014 Annual Report and other information about the Meeting are available at www.noblecorp.com/2015proxymaterials

iii

GENERAL	1
BACKGROUND OF THE COMPANY	1
PROXIES AND VOTING INSTRUCTIONS	1
QUORUM	2
VOTES REQUIRED	3
RECORD DATE	3
RESOLUTIONS 1, 2, 3, 4 & 5	4
ELECTION OF DIRECTORS	4
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS	8
POLICIES AND PROCEDURES RELATING TO TRANSACTIONS WITH RELATED PERSONS	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
COMPENSATION COMMITTEE REPORT	16
EXECUTIVE COMPENSATION	17
COMPENSATION DISCUSSION AND ANALYSIS	17
SUMMARY COMPENSATION TABLE	36
POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL	43
DIRECTOR COMPENSATION	48
EQUITY COMPENSATION PLAN INFORMATION	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	50
REPORT OF THE AUDIT COMMITTEE	51
AUDITORS	52
RESOLUTIONS 6, 7 & 8 RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP (US) AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP (UK) AS UK STATUTORY AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO DETERMINE UK STATUTORY AUDITOR’S COMPENSATION	53
RESOLUTION 9 APPROVAL BY ADVISORY VOTE OF THE COMPANY’S EXECUTIVE COMPENSATION	54
RESOLUTION 10 APPROVAL BY ADVISORY VOTE OF THE DIRECTORS’ COMPENSATION REPORT	55
RESOLUTION 11 APPROVAL OF THE NOBLE CORPORATION 2015 OMNIBUS INCENTIVE PLAN	56
OTHER MATTERS	69
SHAREHOLDER PROPOSALS	69
SOLICITATION OF PROXIES	69
ADDITIONAL INFORMATION ABOUT THE COMPANY	69
AUDIT CONCERNS	70
ANNEX A—NOBLE CORPORATION 2015 OMNIBUS INCENTIVE PLAN	A-1

NOBLE CORPORATION plc

Devonshire House

1 Mayfair Place

London W1J 8AJ

England

PROXY STATEMENT

For Annual General Meeting of Shareholders

To Be Held on April 24, 2015

GENERAL

This proxy statement is furnished to shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-UK”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of shareholders to be held on April 24, 2015 at 3:00 p.m., local time, at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom, and for the purposes set forth in the accompanying notice (the “Meeting”). The approximate date of first mailing of this proxy statement and the accompanying proxy card is March 18, 2015.

Background of the Company

In November 2013, Noble Corporation, a Swiss corporation (“Noble-Switzerland”), completed a merger and related transactions pursuant to which Noble-Switzerland merged with and into the newly created Noble-UK (the “Transaction”). In the Transaction, Noble-UK issued one of its ordinary shares in exchange for each registered share of Noble-Switzerland. The Transaction effectively changed the place of incorporation of the publicly traded parent of the Noble group of companies from Switzerland to the U.K.

References to the “Company,” “we,” “us,” or “our” for periods before November 20, 2013 include Noble-Switzerland together with its subsidiaries, unless the context indicates otherwise. References to the “Company,” “we,” “us” or “our” for periods from and after November 20, 2013 include Noble-UK together with its subsidiaries, unless the context indicates otherwise.

Proxies and Voting Instructions

A proxy card is being sent with this proxy statement to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., (the “Company’s Share Register”) as of the close of business, U.S. Eastern time, on March 10, 2015. Such shareholders are referred to herein as the “shareholders of record.” If you are registered as a shareholder in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 10, 2015, you may grant a proxy to vote on each of the resolutions described in this proxy statement at the Meeting by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, U.S. Eastern time, on April 23, 2015 to:

Noble Corporation plc

c/o Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Please sign, date and mail your proxy card in the envelope provided.

If you hold your shares in the name of a bank, broker or other nominee your shares are held in “street name” and you are considered the “beneficial owner.” As a beneficial owner, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, is considered the shareholder of record and has been registered with voting rights in the Company’s Share Register with respect to such shares.

Although the Company is incorporated under the laws of England and Wales, the Company is subject to the U.S. Securities and Exchange Commission (“SEC”) proxy requirements and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the Meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

If you were a shareholder of record with voting rights on March 10, 2015 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights on March 10, 2015 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes, a representative of the Company, as your proxy, will vote your shares in the manner recommended by the Board.

There are no other matters that our Board intends to present, or has received proper notice that others will present, at the Meeting. If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by our Board.

As a shareholder of record you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our Corporate Secretary at the registered office of the Company before the commencement of the Meeting;

•	attending the Meeting and voting in person; or

•	properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary at or before the Meeting at the registered office of the Company.

If you as a shareholder of record attend the Meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the Meeting, this will not affect any vote taken prior to such revocation. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.

Any corporation which is a shareholder of record of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at the Meeting and the person so authorised shall (on production of a copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company.

Quorum

The presence of shareholders, in person or by proxy, together representing at least the majority of the total voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum for purposes of all resolutions. For all resolutions, the presence of shareholders in person or by proxy will be counted at the time when the Meeting proceeds to business, and abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present. “Broker non-votes” are shares held by brokers or nominees for which specific voting instructions have not been received from the beneficial owners or persons entitled to vote such shares. Brokers have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. When a matter is not routine and the broker has not received voting instructions from the beneficial owner, the broker cannot vote the shares on that matter. For example, the ratification of the appointment of independent auditors is considered a routine matter, and the brokerage firm can vote for or against this resolution at its discretion, but the election of directors is not considered routine for these purposes.

Votes Required

Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder of record present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every share held.

Approval of all resolutions requires the affirmative vote of a simple majority of the votes cast on such resolution at the Meeting in person or by proxy.

With respect to the non-binding advisory votes on Resolutions 9 and 10, the result of the vote will not require the Board to take any action. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes on such non-binding resolutions. Accordingly, the Board will review and consider the voting results on such resolutions.

Abstentions and “broker non-votes” will have no effect on any of the resolutions.

Record Date

Only shareholders on the Company’s Share Register as of the close of business, U.S. Eastern time, on March 10, 2015 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the Meeting. Any changes to the Company’s Share Register after March 10, 2015 shall be disregarded in determining the rights of any person to attend or vote at the Meeting. At March 10, 2015, we had 241,954,658 ordinary shares outstanding.

RESOLUTIONS 1, 2, 3, 4 & 5

ELECTION OF DIRECTORS

Our Articles of Association provide for three classes of directors for an initial term. At our 2014 annual general meeting, shareholders approved amendments to our Articles of Association that provide for the phase out of the classified structure of the Board so that, once the declassification of the Board is fully effective, all directors would be elected each year. Three directors were in the first class to be declassified and were elected at our 2014 annual general meeting for a one-year term: Scott D. Josey, Jon A. Marshall and Mary P. Ricciardello. Two directors compose the second class whose term expires at the Meeting: Julie H. Edwards and David W. Williams. This class will be declassified at the Meeting, and both nominees in such class will be standing for re-election for a one-year term. At our 2016 annual general meeting, the three directors constituting the third and last remaining class will be declassified.

The nominating and corporate governance committee of our Board has recommended Mr. Josey, Mr. Marshall, Ms. Ricciardello, Ms. Edwards and Mr. Williams for re-election as directors of the Company. If elected, all of the director nominees will serve a one-year term to expire at the annual general meeting in 2016.

The individuals nominated for re-election at the Meeting will be elected by a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you vote FOR the re-election of Julie H. Edwards, Scott D. Josey, Jon A. Marshall, Mary P. Ricciardello and David W. Williams, each for a one-year term that will expire at the annual general meeting in 2016.

Information about the individuals nominated for election at the Meeting, and the directors whose terms do not expire at the Meeting, is presented below. When assessing the qualifications of a particular person to serve as a director, our nominating and corporate governance committee consider an individual candidate’s experience as well as the collective experiences of our Board members taken as a whole. The members of our Board, including the individuals nominated for election, have a variety of experiences and attributes that qualify them to serve on our Board, including accounting, finance and legal experience, extensive senior management experience in the energy industry, including oil and gas and offshore drilling, and experience as directors of other public companies. Certain members also possess valuable historical knowledge of the Company and our industry by virtue of their previous service on our Board.

CONTINUING DIRECTORS

(SERVING A ONE-YEAR TERM EXPIRING AT THE ANNUAL GENERAL MEETING IN 2016)

Julie H. Edwards,

age 56, director since 2006

Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President—Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston from 2000 until July 2005. She joined Frontier Oil in 1991 as Vice President—Secretary and Treasurer after serving as Vice President of Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since retiring from Southern Union in 2007. Ms. Edwards is also a director of ONEOK, Inc. and ONEOK Partners GP, L.L.C. Ms. Edwards served as a director of the NATCO Group, Inc. from 2004 until its merger with Cameron International Corporation in 2009. Ms. Edwards brings to our Board experience in finance and senior management positions for multiple energy companies and experience as a director of several public companies.

Scott D. Josey,

age 57, director since 2014	Mr. Josey is the Chairman, Chief Executive Officer and President of Sequitur Energy Resources, LLC, which acquires and develops oil and gas assets in the continental United States, and served as the Chairman of the Board and Chief Executive Officer of Mariner Energy from August 2001 until November 2010, when it merged with Apache Corporation. Previously, he served as Vice President of Enron North America and co-managed its Energy Capital Resources group, provided investment banking services to the oil and gas industry and portfolio management services to institutional investors as a co-founder of Sagestone Capital Partners, and was a director with Enron Capital & Trade Resources Corp. in its energy investment group. From 1982 to 1993, he worked in all phases of drilling, production, pipeline, corporate planning and commercial activities at Texas Oil and Gas Corp. He previously served on the boards of Apache Corporation and Northern Tier Energy GP, LLC. Mr. Josey brings to our Board experience and knowledge gained as an executive officer in the energy industry, investment banking experience, with a focus on the energy sector, and experience as a director of multiple public energy companies.

Jon A. Marshall,

age 63, director since 2009	Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008, and immediately prior to that served as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when GlobalSantaFe merged with Transocean. Transocean is an offshore drilling contractor. Mr. Marshall has not held a principal employment since leaving his position with Transocean. Mr. Marshall is a director of Cobalt International Energy, Inc. and also serves as a director of several private companies and several non-profit organizations. Mr. Marshall brings to our Board experience in executive positions and experience as a director for public offshore drilling companies.

Mary P. Ricciardello,

age 59, director since 2003

Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant

Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is also a director of Devon Energy Corporation and each of EnLink Midstream Partners, LP and its general partner, EnLink Midstream GP, LLC. Ms. Ricciardello has also been a director of Midstates Petroleum Company, Inc. since December 2011 and has notified Midstates that she intends to resign from such position on or before March 31, 2015. Ms. Ricciardello also serves as a director of several non-profit organizations. Ms. Ricciardello also served as a director of U.S. Concrete, Inc. from 2003 until August 2010. Ms. Ricciardello brings to our Board extensive accounting experience and experience from service on the boards of multiple public companies.

David W. Williams,

age 57, director since 2008	Mr. Williams has served as Chairman, President and Chief Executive Officer of the Company since January 2008. Mr. Williams served as Senior Vice President—Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President—Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to January 2008. Prior to September 2006, Mr. Williams served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor. Mr. Williams brings to our Board extensive experience in senior management positions in the offshore drilling sector and knowledge of the Company and the industry by virtue of his position as President and Chief Executive Officer of the Company.

(CONTINUING DIRECTORS IN CLASS III WHOSE TERM EXPIRES IN 2016)

Ashley Almanza,

age 51, director since 2013	Mr. Almanza has served as a Director and Chief Executive Officer of G4S plc, a global integrated security company, since June 2013. Mr. Almanza also serves as a Director of Schroders PLC, a global asset management company headquartered in London, and has served in such capacity since August 2011. Mr. Almanza also served as Executive Director and Chief Financial Officer of BG Group PLC, a global oil and gas company headquartered in the United Kingdom, from August 2002 to March 2011, and as an Executive Vice President from October 2009 to December 2012. Mr. Almanza brings to our Board experience and knowledge gained as an executive officer in the energy industry, as well as extensive accounting and financial expertise.

Michael A. Cawley,

age 67, director since 1985

Mr. Cawley served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation (the “Noble Foundation”), from February 1992 until his retirement in January 2012, after serving as Executive Vice President of the Noble Foundation from January 1991 until February 1992. Mr. Cawley also served as a trustee of the Noble Foundation from 1988 until his retirement in January 2012. The Noble Foundation is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected non-profit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law. Mr. Cawley is a director of Noble

Energy, Inc. and also serves as a director of numerous non-profit organizations. Since January 2012, Mr. Cawley has served as the manager of the Cawley Consulting Group, LLC. Mr. Cawley brings to our Board experience in, and knowledge of, both the drilling industry and broader energy industry and knowledge of the Company by virtue of his 29 plus years’ experience as a director of the Company and his other energy industry and legal experience.

Gordon T. Hall,

age 55, director since 2009	Mr. Hall serves as Vice Chairman of the Board and Lead Independent Director of Exterran Holdings, Inc., a natural gas compression and production services company, and served as Chairman of the Board from 2007 through 2013. He previously served as Chairman of the Board of Hanover Compressor Company from May 2005 until its merger with Universal Compression Holdings, Inc. to create Exterran in August 2007. Mr. Hall retired as Managing Director from Credit Suisse, a brokerage services and investment banking firm, where he was employed from 1987 through 2002. While at Credit Suisse, Mr. Hall served as Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall has been self-employed since leaving his position with Credit Suisse. Mr. Hall was a director of Hydril Company, an oil and gas service company specializing in pressure control equipment and premium connections for tubing and casing, until its merger with Tenaris S.A. in May 2007 and was a director of Grant Prideco, Inc., a drilling technology and manufacturing company, until its acquisition by National Oilwell Varco, Inc. in April 2008. Mr. Hall serves as a director of a private oil service company and several non-profit organizations. Mr. Hall brings to our Board financial and analytical expertise and investment banking experience, with a focus on the energy sector, and experience as a director of multiple public energy companies.

None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments or for which our non-management directors served as directors during the past five years is a parent, subsidiary or other affiliate of the Company.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence

Our Board has determined that (a) each of Mr. Almanza, Mr. Cawley, Ms. Edwards, Mr. Hall, Mr. Josey, Mr. Marshall and Ms. Ricciardello qualifies as an “independent” director under the NYSE corporate governance rules, (b) each of Mr. Almanza, Mr. Marshall and Ms. Ricciardello, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (c) each of Mr. Cawley, Ms. Edwards, Mr. Hall and Mr. Josey, constituting all the members of the compensation committee, qualifies as (i) “independent” under Rule 10C-1(b)(1) under the Exchange Act, and the applicable rules of the NYSE and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Independent non-management directors comprise in full the membership of each committee described below under “Board Committees and Meetings.”

In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company other than in his or her capacity as a director of the Company. The Company’s corporate governance guidelines provide that a director will not be independent if, within the preceding three years,

•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•

the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•

the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; or an immediate family member of the director was employed by a present or former internal or external auditor of the Company and personally worked on the Company’s audit;

•

the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee at the same time; or

•

the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

The following will not be considered by our Board to be a material relationship that would impair a director’s independence: If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company

•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of our website at www.noblecorp.com.

In addition, in order to determine the independence under the NYSE rules of any director who will serve on the compensation committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the listed company to such director; and

•	whether such director is affiliated with the Company, one of our subsidiaries or an affiliate of one of our subsidiaries.

In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Hall currently serves as lead director.

Board Committees and Meetings and Other Governance Matters

The Company has standing audit, compensation, nominating and corporate governance, and health, safety, environment and engineering committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.

The current members of the committees, number of meetings held by each committee during 2014, and a description of the functions performed by each committee are set forth below:

Audit Committee (11 meetings). The current members of the audit committee are Mary P. Ricciardello, Chair, Ashley Almanza and Jon A. Marshall. The primary responsibilities of the audit committee are the appointment, compensation, retention and oversight of the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and approve an annual report for inclusion in this proxy statement, and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors (including both our independent registered public accounting firm and our statutory auditors); and performance of the Company’s independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2014 begins on page 51 of this proxy statement.

Compensation Committee (8 meetings). The current members of the compensation committee are Michael A. Cawley, Chair, Julie H. Edwards, Gordon T. Hall and Scott D. Josey. The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans, and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its annual general meeting of shareholders. The compensation committee’s report relating to 2014 appears on page 16 of this proxy statement.

Nominating and Corporate Governance Committee (5 meetings). The current members of the nominating and corporate governance committee are Gordon T. Hall, Chair, Michael A. Cawley,

Julie H. Edwards and Mary P. Ricciardello. The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer and executive management are evaluated.

The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience in areas that will contribute to our Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure worldwide. Without limiting the generality of the preceding sentence, the nominating and corporate governance committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, shareholders of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest, and independence from management and the Company. Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from shareholders of the Company for director nominees for the Meeting.

Health, Safety, Environment and Engineering Committee (4 meetings). The current members of the health, safety, environment and engineering committee are Jon A. Marshall, Chair, Ashley Almanza and Scott D. Josey. The primary responsibilities of the health, safety, environment and engineering committee are to assist our Board with its oversight of material engineering projects and health, safety and environmental matters. The committee provides oversight of the risk associated with material engineering projects, as well as the management of such projects. It also assists with the oversight of the Company’s identification, management and mitigation of risk in the areas of health, safety and the environment and the Company’s policies and management systems with respect to these matters.

Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting in person or telephoncially, and any director who should become unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the Meeting. In 2014, all directors attended the annual general meeting of shareholders held on June 10, 2014.

In 2014, our Board held 5 meetings. In 2014, each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).

Our Articles of Association provide that our Board will select from among its members one Chairman, and since January 2008, David W. Williams has held both the positions of Chairman and Chief Executive Officer of the Company. For much of our corporate history, our Chief Executive Officer has also served as Chairman. Our

Board believes this leadership structure has served the Company and our shareholders well and is commonly used by other companies whose securities are publicly traded in the United States.

Our Articles of Association and corporate governance guidelines provide our Board the flexibility either to combine or to separate the positions of Chairman and Chief Executive Officer. Our Board believes it is in the best interests of the Company and our shareholders for our Board to have the flexibility to determine the best director to serve as Chairman, whether such director is an independent director or our Chief Executive Officer. At the current time, our Board believes that the Company and our shareholders are best served by having the Chief Executive Officer also serve as Chairman. The Chief Executive Officer bears the primary responsibility for managing our day-to-day business, and our Board believes that he is the person who is best suited to chair Board meetings and ensure that key business issues and shareholder interests are brought to the attention of our Board.

Our Board believes that the Company and our shareholders are best served when directors are free to exercise their respective independent judgment to determine what leadership structure works best for us based upon the then current facts and circumstances. Although our Board may determine to separate the positions of Chairman and Chief Executive Officer in the future should circumstances change, for the foreseeable future we believe that combining these positions in an individual with extensive experience in the drilling industry, together with a lead director and Board committees chaired by independent directors as described below, is the right leadership structure for our Board.

In addition to Mr. Williams, our Board has seven members, all of whom are independent under the NYSE corporate governance rules as described under “Additional Information Regarding the Board of Directors—Board Independence.” Pursuant to our corporate governance guidelines, our non-management directors meet in executive sessions without our Chief Executive Officer or any other management present in connection with each regularly scheduled meeting of our Board. In accordance with our corporate governance guidelines, our non-management directors have chosen Mr. Hall to serve as lead director and to preside at regularly scheduled executive sessions of our Board and at any other Board meeting held without the Chairman present. The lead director is also responsible for approving meeting agendas and meeting schedules for our Board, acting as an available conduit for the communication of information from the non-management directors to our Chief Executive Officer and coordinating with the CEO the development of the CEO’s annual goals and objectives.

In addition, each of our Board’s standing committees (the audit committee, the compensation committee, the nominating and corporate governance committee, and the health, safety, environment and engineering committee) is composed of independent directors and each has a non-management, independent Board member acting as chair. Ms. Ricciardello serves on the board of directors and the audit committee of EnLink Midstream Partners, LP, and its general partner, EnLink Midstream GP, LLC, Devon Energy Corporation and Midstates Petroleum Company, Inc. Our Board considered that Ms. Ricciardello serves on the audit committees of more than three public companies and determined that such simultaneous service would not impair her ability to effectively serve on our audit committee. Ms. Ricciardello has notified Midstates Petroleum Company, Inc. that she intends to resign from its board of directors on or before March 31, 2015.

To provide ongoing reviews of the effectiveness of our Board, including the effectiveness of our Board leadership structure, our corporate governance guidelines provide for annual assessments by Board members of the effectiveness of our Board and of our Board committees on which such members serve.

Consistent with our Articles of Association and corporate governance guidelines, our Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. Our Board possesses and exercises oversight authority over our business and, subject to our governing documents and applicable law, generally delegates day-to-day management of the Company to our Chief Executive Officer and our executive management. Viewed from this perspective, our Board generally oversees risk management, and the Chief Executive Officer and other members of executive management generally manage the material risks that we face.

Pursuant to the requirements of laws, rules and regulations that apply to companies whose securities are publicly traded in the United States, as described above, our audit committee assists our Board in oversight of the integrity of the Company’s financial statements, our compliance with standards of business ethics and legal and regulatory requirements and various matters relating to our publicly available financial information and our internal and independent auditors. Our audit committee also discusses policies with respect to risk assessment and risk management with our management team. Certain risks associated with the performance of our executive management fall within the authority of our nominating and corporate governance committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board, our Chief Executive Officer and our executive management are evaluated. Risks associated with retaining executive management fall principally within the scope of the authority of our compensation committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.

Responsibility for risk oversight that does not specifically fall within the scope of authority of our standing Board committees rests with our entire Board. Our Board also provides overall risk management oversight rather than a single committee. Our Board has the responsibility for confirming the risk tolerance of the Company and monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management has an effective and ongoing program in place for monitoring and assessing, and, to the extent appropriate, mitigating such risks to be within the risk tolerance of the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance risks that we face. We have not concentrated within our executive management responsibility for all risk management in a single risk management officer within our executive management, but rather we rely on a management steering committee to administer an enterprise risk management (ERM) system that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being identified, managed and monitored appropriately, and that due care is exercised in considering such risks in the management of the Company. Through the ERM system, the steering committee:

•	monitors the universe of risks that we face;

•	assesses processes and participants for identifying risk;

•	determines the Company’s risk tolerance and approves mitigation strategies and responsibilities;

•	attempts to ensure top risk areas are addressed and managed where possible;

•	works with any committee, Board member or their designees to assist in evaluation of risks that may be of concern to the Board or a committee of the Board; and

•	makes regular reports to our Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

Our Board monitors the ERM system and other risk management information provided to it at least quarterly and provides feedback to management from time to time that may be used to better align risk management practices, strategies and systems with the risk philosophy and risk tolerances of the Company.

Shareholder Communications with Directors

Our Board has approved the following process for shareholders and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the shareholder, other security holder or interested party can:

•	mail Noble Corporation plc, Attention: Corporate Secretary, at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England;

•	e-mail nobleboard@noblecorp.com; or

•	telephone the NobleLine (anonymous and available 24 hours a day, seven days a week) at 1-877-285-4162 or +1-704-544-2879.

All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel or chief compliance officer. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.

Director Education

We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide directors with periodic training on certain policies, standards and procedures of the Company, including guidance and advice on compliance therewith. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Company paradigms and code of business conduct and ethics that govern how we conduct our business; and our safety policy and quality policy and objectives.

POLICIES AND PROCEDURES RELATING TO

TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual (and, in the case of the Board, the Company’s Articles of Association and the provisions of U.K. company law), the procedures described below for director and officer questionnaires, and the other procedures described below.

Our code of business conduct and ethics provides that certain conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. Any waiver of the code may only be made by the Board or a committee of the Board. U.K. company law and our Articles of Association also contain specific provisions relating to the approval and authorisation of conflicts of interests by members of our Board, in addition to our code of business conduct and ethics. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.

In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when:

•

subject to certain limited exceptions, an employee or contractor or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•

an employee or contractor serves as an officer, a director, or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries;

•

an employee or contractor or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer of the Company; or

•

subject to certain limited exceptions, an employee or contractor or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with our annual general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report.

In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 27, 2015, we had 241,954,658 shares outstanding, excluding shares held in treasury. The following table sets forth, as of February 27, 2015, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement, and all current directors and executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

	Shares Beneficially Owned (1)
Name	Number of Shares		Percent of Class (2)
Directors
Ashley Almanza	11,840		—
Michael A. Cawley	108,891	(3)	—
Julie H. Edwards	92,857	(3)	—
Gordon T. Hall	50,845		—
Scott D. Josey	10,901
Jon A. Marshall	49,414		—
Mary P. Ricciardello	108,983	(3)	—
David W. Williams	1,094,863	(3)	—

Named Executive Officers (excluding any Director listed above) and Group
Julie J. Robertson	927,445	(3)	—
James A. MacLennan	188,947	(3)	—
Bernie G. Wolford	65,076	(3)	—
William E. Turcotte	139,761	(3)
All current directors and executive officers as a group (15 persons)	3,029,996	(4)	1.3%

Franklin Resources, Inc.	34,493,121	(5)	14.3%
The Vanguard Group	19,743,479	(6)	8.2%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed. Unless otherwise indicated, the address of each beneficial owner is Devonshire House, 1 Mayfair Place, London, England W1J 8AJ.
(2)	The percent of class shown is less than one percent unless otherwise indicated.
(3)	Includes shares not outstanding but subject to options exercisable at February 27, 2015 or within 60 days thereafter, as follows: Mr. Cawley – 9,630 shares; Ms. Edwards – 24,076 shares; Ms. Ricciardello – 9,630 shares; Mr. Williams – 637,166 shares; Ms. Robertson – 278,162 shares; Mr. MacLennan – 79,018 shares; Mr. Wolford – 25,160 shares and Mr. Turcotte – 61,581. In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the exercise price and number of stock options to preserve the economic value of the grants immediately prior to the Spin-off.
(4)	Includes 1,205,511 shares not outstanding but subject to options exercisable at February 27, 2015 or within 60 days thereafter.
(5)	Based solely on a Schedule 13G filed with the SEC on February 5, 2015 by Franklin Resources, Inc. The filing is made jointly with Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.
(6)	Based solely on a Schedule 13G filed with the SEC on February 10, 2015 by the Vanguard Group. Includes 376,507 shares with shared investment power. The address for the Vanguard Group is 100 Vanguard Blvd. Malvem, PA 19355.

COMPENSATION COMMITTEE REPORT

To the Shareholders of Noble Corporation plc:

The compensation committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Michael A. Cawley, Chair

Julie H. Edwards

Gordon T. Hall

Scott D. Josey

March 10, 2015

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview of our Compensation Philosophy

We believe that strong corporate governance includes a compensation program that aligns pay and performance so that the interests of our executives align closely with the interest of our shareholders. The primary objectives of our compensation policy are to:

•	motivate our executives to achieve key operating, safety and financial performance goals that enhance long-term shareholder value;

•	reward performance without subjecting the Company to excessive risk; and

•

establish a competitive executive compensation program that enables the Company to attract, motivate and retain experienced and highly capable executives who will contribute to the long-term success of the Company.

We strive each year to provide a total compensation package that reflects these objectives. In order to meet these objectives, we follow certain simple foundational rules and best practices and we strictly prohibit certain practices that do not meet our compensation standards:

Our Foundational Rules and Best Practices	Our Prohibited Practices
We put a substantial majority of named executive officer pay at risk based on our annual financial performance and shareholder return	Our named executive officers do not have guaranteed terms of employment
We mandate that 50% of all equity awards to our named executive officers are subject to achieving a pre-determined level of shareholder returns compared to our industry peer group	We do not provide for excise tax gross-ups in any agreement with a named executive officer entered into since 2011
We maintain executive and director minimum share ownership requirements	We do not permit the recycle of share or option awards under our long-term incentive plan
We maintain minimum holding periods for stock and options until share ownership guidelines are met	We never allow pledging or hedging of Company stock
We use an independent compensation consultant	We never allow repricing or buyout of underwater options

When used in this Compensation Discussion and Analysis section, the term “named executive officers” means those persons listed in the Summary Compensation Table set forth on page 36.

2014-2015 Operational, Strategic and Financial Highlights

Despite turbulence in the offshore drilling industry and a precipitous decline in the market price of oil, the Company is well positioned from a competitive standpoint due in large part to the numerous strategic, operational and financial milestones achieved during 2014 and the beginning of 2015, including the following:

Transforming our Fleet into One of the Most Modern Fleets in the Industry	Strengthening our Position to Weather Current Market Challenges

Our Company has been transformed over the last few years, and now has one of the newest and most technically advanced fleets in the industry. The transformative steps taken during 2014 include:

•       Near completion of the Company’s fleet expansion program, begun in 2010, including delivery of one ultra-deepwater drillship and two new high-specification jackup rigs while operating under customer contracts three new ultra-deepwater drillships and three new high-specification jackup rigs;

•       Completing the separation and spin-off of a majority of our existing standard specification offshore drilling rigs (the “Spin-off”) through a pro rata distribution of all of the ordinary shares of our wholly-owned subsidiary, Paragon Offshore plc (“Paragon Offshore”), to the holders of our ordinary shares on August 1, 2014; and

•       Electing in the fourth quarter of 2014 to retire three lower specification floating rigs in the fleet.

Our Company has positioned itself to weather the current challenges in the industry by:

•       Securing a contract backlog of $10.1 billion at December 31, 2014, which is expected to provide gross revenues in 2015 of an estimated $3 billion and significant contract coverage into 2016;

•       Further bolstering a strong liquidity position of approximately $1.8 billion at December 31, 2014, by closing during January 2015 two new credit facilities totaling approximately $2.7 billion in replacement of our prior credit facilities; and

•       Reducing our projected operating and capital costs in light of the current downturn, including by actively managing field and overhead costs and the retirement of three of our lower specification drilling rigs.

Achieving Financial Success	Returning Value to Shareholders

Our Company was able to achieve meaningful improvements in 2014 financial metrics as compared to 2013:

•       Revenues from continuing operations rose 27% to $3.2 billion;

•       EPS from continuing operations increased by 17% to $2.18, excluding the impact of a fourth quarter impairment charge (EPS including such impairment was a loss of $0.60)[1]; and

•       Operating cash flows increased during 2014, even without adjusting for the Spin-off of Paragon Offshore on August 1, 2014, which reduced the number of Company rigs for the last five months of the year from 77 to 35.

Our Company delivered value to shareholders in 2014 and early 2015 by:

•       Delivering to shareholders more than $385 million of direct cash value in 2014 through the payment of dividends of $1.50 per share; and

•       Repurchasing approximately 6.8 million of our ordinary shares in 2014 and an additional 6.2 million ordinary shares in January 2015 for an aggregate price of $255 million.

Operating at a High Level of Safety and Efficiency

Our Company is committed to operating in a safe and environmentally sensitive manner. During 2014, we

•        Continued the Company’s subsea blowout preventer reliability improvement efforts which have led to BOP-related downtime reductions greater than 35% in 2014 as compared to 2013; and

•        Performed at a high level of safety, with a lost time incidence rate of 0.12%, 20% better than the offshore drilling industry average of 0.15%.

[1]

EPS excluding the impact of impairment charge is a non-GAAP financial measure. A reconciliation to the most comparative GAAP measure is set forth on the company’s website at www.noblecorp.com in the Investor Relations section.

We believe that these accomplishments have positioned the Company to weather current market challenges and give the Company a solid basis for success in the future. The Company’s contract coverage provides a tremendous advantage and mitigates the risk of the current downturn. As a result of the Spin-off of Paragon Offshore and our newbuild program, Noble now has one of the most technically advanced and youngest fleets in the industry. We believe that this fleet transformation provides us with a distinct market advantage compared to our industry peers, an advantage which will be crucial in meeting our customers’ current and future operational and technical expectations.

In addition, the near completion of our fleet expansion program has placed the Company in an advantageous capital position compared to peer companies who are still working through the process of modernizing their fleets. Coupled with our strong backlog, we believe the Company is now well positioned in the capital cycle of a highly capital intensive industry, giving the Company greater commercial and financial flexibility as compared to its offshore drilling competitors.

In short, we believe that the successful execution of our strategy over the last few years has made the Company a leader among offshore contract drillers and positioned the Company to better withstand current market challenges and take advantage of opportunities as the industry cycle turns positive.

Current Market Conditions

During the second half of 2014 and to date in 2015, the business for offshore drillers, and indeed most participants in the energy industry, has been challenging. We experienced a precipitous and unexpected drop in the price of oil. A key factor in determining customer activity levels, the oil price began to decline rapidly during the second half of the year, with Brent Crude declining from $112.31 per barrel on June 30, 2014 to $52.29 per barrel on January 30, 2015, a decline of more than 53%. In this environment, operators (our customers) reacted quickly and began to curtail their drilling programs. Additionally, the supply of offshore drilling rigs, from newbuild units to rigs completing current contracts, has significantly increased during this period of slackening demand. These factors have resulted in a dramatic reduction in new contract opportunities and in the dayrates for new contracts.

Noble’s business is highly correlated and dependent on the overall demand for contract drilling services, which is principally tied to the market price of oil. Reflecting these market factors, our share price since the middle of 2014 has closely tracked the decline in oil prices, falling from $33.56 on June 30, 2014 to $16.22 on January 30, 2015, a decline of nearly 52%.

Our Response to Current Market Conditions

The Company has moved quickly to make changes to its compensation program to address the market challenges described above. For 2015, the compensation committee made the following changes to the Company’s compensation program:

•	No 2015 salary increases for named executive officers;

•	The value of 2015 equity awards to named executive officers (both our time-based awards and our performance-based awards) were reduced by 10% as compared to 2014; and

•

We adopted a new 2015 Omnibus Incentive Plan, which is being submitted to shareholders for approval at the Meeting. The 2015 Omnibus Incentive Plan updates our current employee stock plan and includes a number of governance best practices. See page 56 of this proxy statement for a more detailed description of the 2015 Omnibus Incentive Plan’s features and best practices.

In addition, as further discussed below in “Pay-for-Performance and CEO Compensation” our named executive officers forfeited all of the performance-based awards previously awarded for the 2012-2014 performance cycle.

Pay-for-Performance and CEO Compensation

A substantial portion of the compensation granted to our Chief Executive Officer (“CEO”) and reported in the Summary Compensation Table on page 36 of this proxy statement represents long-term incentives for future performance, not current cash compensation. These long-term incentives are tied to pre-determined Company performance goals and/or the market price of our ordinary shares. Long-term incentive pay may not be realized at all or for many years, and the value of this pay, if or when realized, may differ significantly from the amounts shown in the Summary Compensation Table (or from “target” amounts shown in the other compensation tables in this proxy statement) depending on how the Company and industry actually perform. Some components of this compensation, such as our performance-vested restricted stock units (“PVRSUs”), are subject to forfeiture if performance goals are not obtained. All or a substantial portion of these awards may be forfeited depending on Company performance. For example, in 2015, despite strong financial results, our named executive officers forfeited 100% of the PVRSUs awarded for the 2012-2014 performance cycle, because our relative total shareholder return did not meet pre-determined performance metrics.

The table below illustrates the difference between cash and equity compensation shown in the Summary Compensation Table and the actual cash and equity pay realized by our CEO for the years presented below:

Year	CEO Reported Cash and Equity Pay (1)	CEO Realized Cash and Equity Pay (2)	Realized Pay vs. Reported Pay
2014	$10,402,153	$5,316,446	51%
2013	$9,804,568	$7,121,890	73%
2012	$7,847,331	$3,930,979	50%

(1)	Reported Pay includes Salary, Bonus, Stock Awards, Option Awards, and Non-Equity Incentive Plan Compensation and excludes Change in Pension Value and Non-Qualified Deferred Compensation Earnings and All Other Compensation, in each case, with respect to the years presented based on the current reporting rules for the Summary Compensation Table.
(2)	Realized Pay is cash and equity compensation actually received by the CEO during the respective year, comprising salary, cash bonus attributable to the year, net spread on stock option exercises, and market value at vesting of previously granted restricted stock units. PVRSUs that vest are included in the year during which the performance period ends. For example, Realized Pay for 2013 includes PVRSUs that vested for the 2011-2013 performance period. Realized Pay in 2014 and 2012 includes no amounts in respect of PVRSU awards for the corresponding three-year period, because all PVRSU awards that would have vested in such years were forfeited. Realized Pay excludes the value of new/unvested restricted stock unit grants, deferred compensation accruals, change in pension value, all other compensation and other amounts that will not actually be received until a later date.

The table below illustrates the difference between “target” and actual CEO cash and equity compensation (salary, bonus, non-equity incentive plan compensation and equity incentive pay) for 2014:

Element	2014 Target Cash and Equity Compensation	2014 Actual Cash and Equity Compensation
Total Cash and Equity Compensation:	$8,705,000	$5,316,446

Components of Compensation:
Salary	$1,050,000	$1,050,000
Annual Bonus (STIP)
Percent of Salary	110%	183%
Dollar Amount	$1,155,000	$2,113,650
Long-term Equity Incentives (“LTI”) (1)(2)
Time Vested RSUs	$3,250,000	$2,152,796
PVRSUs (2012-2014)	$3,250,000	0

Total LTI	$6,500,000	$2,152,796

(1)	Target LTI compensation represents value of LTI awards granted in 2014 based on the market value of the Company’s shares on the grant date. PVRSU awards are presented at target value at the February 2014 grant date for the 2014-2016 performance period.
(2)	Actual LTI compensation for 2014 represents the market value at vesting of previously granted restricted stock units. No compensation amounts in respect of PVRSU awards for the 2012-2014 performance period are shown because all of such awards were forfeited.

Executive Compensation Program Objectives

Our compensation philosophy is to offer pay programs that motivate our executives to make decisions leading to the long-term creation of shareholder value. In order to do this, the programs must reflect the complexities of the offshore drilling industry and the fact that we compete with other companies in the offshore drilling and oilfield services industries for executive talent. We take a long range view of the market, and reward strategic thinking, financial performance and safe operation as well as year over year improvements in company performance.

To reward both short-term and long-term performance and to further our compensation objectives, the compensation committee has structured our executive compensation program by focusing on the following key objectives:

Objectives	How We Meet Our Objectives
Attract, motivate and retain experienced and highly capable executives

•    Provide a competitive total compensation package taking into account base salary, incentives and benefits in order to attract, motivate and retain our employees.

•    Regularly evaluate our pay programs against the competitive market of our peer group, comparing both fixed and variable, at-risk compensation that is tied to short-term and long-term performance. We use the results of this analysis as context in making pay adjustments.

•    Compete effectively for the highest quality people who will contribute to our long-term success.

Pay for performance and reward the creation of long-term shareholder value

•    Provide a substantial portion of each named executive officer’s potential total compensation in the form of variable compensation which is at risk.

•    Align our executive compensation with short-term and long-term performance of the Company.

•    Provide that 50% of all equity awards for named executive officers are subject to a three-year performance cycle.

•    Tie payment on equity performance units to total shareholder return against our offshore drilling peer group.

Reward performance in achieving targets without subjecting the Company to excessive or unnecessary risks

•    Pay programs emphasize long-term incentive compensation with a blend of time-based vesting schedules and three year cliff vesting on performance units.

•    Encourage alignment between long-term shareholder value and management decisions through share ownership guidelines.

•    Utilize multiple performance measures for short-term and long-term incentives, as well as peer comparisons.

Align executive and shareholder interests	• Maintain share ownership guidelines for executive officers and directors. • Tie 50% of the value of our annual equity grants to the measure of relative shareholder return.
Drive and reward performance that supports our core values

•    Annual non-equity incentive program includes specific targets related to safety and financial goals.

•    Create a culture of continuous improvement by using incentives to increase earnings and improve cost effectiveness.

•    Identify specific targets in application of both equity and cash incentive awards to ensure solid individual performance is rewarded and to reduce awards if performance objectives are not met.

Address the complexities in managing a highly complex and cyclical global business that is subject to world demand for oil and gas

•    Annual incentive program using distinct metrics that drive company performance and reward executives for achievements.

•    Long term incentives consist of both time-based and performance-based equity incentives to balance retention and Company performance through the business cycles.

•    Performance-based incentives using relative total shareholder return to ensure close alignment with our shareholders.

Say on Pay and Shareholder Outreach Effort

In accordance with the requirements of the SEC, at the 2014 annual general meeting, our shareholders approved, in an advisory vote, the compensation of our named executive officers, with 96% of votes cast being in favor of the proposal. During the past few years, we conducted an extensive shareholder outreach effort regarding executive compensation matters through a wide-ranging dialogue between management and numerous shareholders. We also took into consideration certain proxy advisory services’ reports regarding our compensation program. The compensation committee considered all of such feedback in designing and making changes to our compensation program. Our current compensation program is largely a reflection of this shareholder input.

We are committed to continued engagement between shareholders and the Company to fully understand and consider shareholders’ input and concerns.

Recent Changes to Our Compensation Program

Our compensation committee has taken a number of key actions over the past few years to strengthen the Company’s commitment to pay-for-performance and good corporate governance. In making these changes, the compensation committee considered feedback from shareholders and proxy advisory services in evaluating these changes to our compensation program. The changes are set out in the following table.

Adoption of a New Omnibus Incentive Plan	In 2015, we adopted a new Omnibus Incentive Plan, which is being submitted to shareholders for approval at the Meeting. The 2015 Omnibus Incentive Plan updates our current employee stock plan and includes a number of governance best practices. See page 56 of this proxy statement for a more detailed description of the 2015 Omnibus Incentive Plan’s features and best practices.

Modification of Peer Group

In 2013, as part of our commitment to aligning pay with performance, we reviewed our peer group with a focus on size as measured by revenue and market capitalization, scope and type of operations. As a result, certain companies were added or removed from our peer group. The resulting peer group, which consists of the type of companies we compete against to attract and retain executive talent, remains our primary benchmarking tool for comparing each component of our compensation program.

In 2014, we began to use a new Driller Peer Group, consisting of our direct competitors in the offshore drilling industry, to measure our performance for the vesting of performance-based long-term equity incentives. We believe the Driller Peer Group is an appropriate benchmark against which to measure Company performance in the complex and cyclical offshore drilling industry.

Changes to Short Term Incentive Plan (STIP)

In 2013 and 2014, we amended our STIP:

•       so that the aggregate funding of the STIP is formula-based and determined based on EBITDA performance relative to budget and safety performance relative to industry standard; and

•       so that individual payments will be formula-based based on EBITDA and safety performance and the achievement of specific company, team and individual objectives.

Changes to Long Term Incentive Plan (LTIP) Program

In 2013, we refocused our LTIP program:

•       to award restricted stock units instead of stock option awards; and

•       to increase the portion of senior executive’s awards under the LTIP comprising performance-vested restricted stock units (or PVRSUs) to 50%, with the remainder being in the form of time-vested restricted stock unit awards (or TVRSUs).

Elimination of Cash Buyouts of Options and Option Repricing

In 2014, we amended our 1991 Plan and 1992 Plan (each as defined below):

•       for the 1991 Plan (which governs equity awards to executives), to expressly prohibit cash buyouts of stock options (option repricing was already prohibited under the 1991 Plan); and

•       for the 1992 Plan (which governs equity awards to Non-executive Directors), to expressly prohibit cash buyouts of stock options and option repricing.

Even prior to such amendments, the Company did not reprice stock options or buy options out for cash.

If approved by shareholders at the Meeting, the 1991 Plan will be replaced with the new 2015 Omnibus Incentive Plan, which includes prohibitions of cash buyouts and option repricing.

Share Ownership Policy and Equity Holding Period	In 2014, we adopted a new share ownership policy that applies to our executive officers and directors. The policy also prohibits sales of Company shares until minimum ownership guidelines are met.

Details of Our Compensation Program

Compensation Philosophy

Our executive compensation program reflects the Company’s philosophy that executive compensation should be structured so as to closely align each executive’s interests with the interests of our shareholders, emphasizing equity-based incentives and performance-based pay. The primary objectives of the Company’s compensation program are to:

•	motivate our executives to achieve key operating, safety and financial performance goals that enhance long-term shareholder value;

•	reward performance in achieving targets without subjecting the Company to excessive or unnecessary risk; and

•

establish and maintain a competitive executive compensation program that enables the Company to attract, motivate and retain experienced and highly capable executives who will contribute to the long-term success of the Company.

Consistent with this philosophy, we seek to provide a total compensation package for the named executive officers that is competitive with those of the companies in the Peer Group (as defined below) for a given year. A substantial portion of total compensation is subject to Company and individual performance and relative total shareholder return and is at risk of forfeiture. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points.

The compensation program for our named executive officers consists of the following components:

•	Base pay. This fixed cash component of compensation is generally used to attract and retain executives, with target salary levels set to be competitive with our Peer Group.

•

Annual incentive compensation. This performance-based component of compensation is funded based on EBITDA performance relative to target and safety performance relative to industry standard and paid as an annual cash bonus pursuant to the STIP. The STIP encourages and rewards achievement of annual financial, safety and operating goals, as well as achievement of company, team and individual objectives.

•	Equity awards under our LTIP. Equity awards under our long-term incentive plan currently consist of the following:

•	Performance-based awards. This component of compensation consists of PVRSUs, based upon the Company’s cumulative total shareholder return relative to our Peer Group over a three-year period.

•

Time-based awards. This component of compensation, consisting of TVRSUs, facilitates retention, aligns executives’ interest with the interests of our shareholders and allows executives to become stakeholders in the Company. All TVRSUs have a three-year vesting requirement.

•	Other benefits. The retirement and other benefits are described below.

Board Process and Independent Review of Compensation Program

The compensation committee of our Board is responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provides oversight on behalf of our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. The compensation committee operates independently of management and receives compensation advice and data from outside independent advisors.

The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors and executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and other engagement terms of any independent advisor that it retains. The compensation committee has engaged Mercer (US) Inc., an independent consulting firm (“Mercer”), to serve as the committee’s compensation consultant. In 2014, we paid Mercer and its affiliates approximately $343,155 in aggregate fees for determining or recommending the amount or form of executive and director compensation and approximately $1,110,664 in aggregate fees for additional services, including salary surveys and actuarial services. The decision to engage Mercer to provide such additional services was made by management.

The compensation consultant reports to and acts at the direction of the compensation committee and is independent of management, provides comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation and provides information regarding compensation trends in the general marketplace, compensation practices of the Peer Group described below, and regulatory and compliance developments. The compensation consultant regularly participates in the meetings of the compensation committee and meets privately with the committee at each committee meeting.

In determining compensation for our CEO, the compensation committee evaluates and assesses his performance related to leadership, financial and operating results, board relations, achievement of team and individual objectives and other considerations. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the committee’s decision making process. The compensation committee may incorporate these considerations, as well as compensation market information, into its adjustment decisions.

In determining compensation for executive officers other than our CEO, our CEO works with the compensation consultant and our Executive Vice President to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee. Our CEO and Executive Vice President may attend compensation committee meetings at the request of the committee, except when the compensation of such individuals is being discussed. The compensation committee reviews and approves all compensation for the named executive officers.

Frequency of Shareholder Advisory Votes

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and in accordance with the requirements of SEC rules, at the 2014 annual general meeting, our shareholders approved, in an advisory vote, the compensation of our named executive officers, with 96% of votes cast being in favor of the proposal. At the 2011 annual general meeting, our shareholders voted, in an advisory vote, to hold an annual advisory vote on the compensation of our named executive officers. After considering the results of the shareholder advisory vote and other factors, our Board determined that the Company will hold an annual advisory vote on the compensation of our named executive officers until (a) the next required vote on the frequency of shareholder votes on the compensation of our named executive officers or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders.

Peer Groups and Benchmarking

We compete for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield service companies. In making compensation decisions for our named executive officers, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. Data from peer groups play an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay program. The compensation committee conducts a review of the compensation program on an annual basis to ensure that our compensation program works as designed and intended and in light of current market conditions. The following peer groups have been used or are currently being used by the Company for the purposes indicated below:

	Composition	Uses
Peer Group

Atwood Oceanics, Inc.

Cameron International Corp

Diamond Offshore Drilling, Inc.

Ensco plc

FMC Technologies Inc.

Helmerich & Payne, Inc.

National Oilwell Varco, Inc.

Oceaneering International, Inc.

Oil States International, Inc.

Patterson-UTI Energy, Inc.

Rowan Companies, Inc.

Superior Energy Services, Inc.

Transocean Ltd.

Weatherford International Ltd.

- Benchmark for comparing each component of compensation program in 2013, 2014 and 2015 - Benchmark for 2013 and 2014 PVRSU awards for all periods prior to the Spin-off of Paragon Offshore

Driller Peer Group	Atwood Oceanics, Inc. Diamond Offshore Drilling Inc. Ensco International plc Hercules Offshore, Inc. Paragon Offshore plc Rowan Companies plc Seadrill Limited Transocean Ltd.	- Benchmark for 2015 PVRSU awards and for 2013 and 2014 PVRSU awards for all periods after the Spin-off of Paragon Offshore

References to the “Peer Group” mean the Peer Group and the Driller Peer Group, as the context requires.

In 2014, we began to use the Driller Peer Group to measure our performance for the vesting of performance-based long-term equity incentives for all periods following the Spin-off of Paragon Offshore, including in respect of PVRSUs for the period after the Spin-off in the 2013-2015 performance cycle and the 2014-2016 performance cycle. The compensation committee believes that the Driller Peer Group, which consists of the Company’s direct competitors in the offshore drilling industry, is an appropriate benchmark against which to measure the Company’s actual performance in the complex and cyclical offshore drilling industry. At the same time, the compensation committee elected to continue to use the broader Peer Group, which consists of the type of companies we compete against to attract and retain executive talent, to benchmark each component of our compensation program, since the market for executive talent is broader than just the offshore drilling industry and includes such closely related industries as oilfield services.

For more details on how we use these metrics to measure performance, see “How Amounts for Compensation Components are Determined—Long-Term Incentives.”

The compensation committee benchmarks compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Peer Group. The compensation committee does not benchmark executive compensation to specific levels or percentiles of the Peer Group, but instead endeavors to be competitive with the Peer Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The compensation committee believes that this approach gives the committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives.

How Amounts for Compensation Components are Determined

Base Salary. Base salary levels of the named executive officers were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the named executive officer’s experience, leadership, prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the named executive officer’s individual performance in the prior year. The compensation committee conducts an annual review of the base salaries of named executive officers by taking into account these factors. In February 2014, the compensation committee reviewed base salaries for the named executive officers as part of the committee’s regularly scheduled review of salaries, and determined to adjust base salaries at that time for our named executive officers. Base salaries for 2014 for our named executive officers were as follows: Mr. Williams – $1,050,000; Ms. Robertson – $595,000; Mr. MacLennan – $475,000; Mr. Wolford – $425,000 and Mr. Turcotte – $460,000. For the named executive officers serving the Company at December 31, 2014, base salary for 2014 averaged at the 46th percentile of the market of like positions within the Peer Group.

In February 2015, the compensation committee reviewed base salaries for the named executive officers as part of the committee’s regularly scheduled review of salaries and decided to hold salaries constant for our named executive officers due to challenging market conditions.

Short-Term Incentive Plan. The STIP gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. Plan award sizes were developed considering market data and internal equity. For each of the named executive officers, the combination of base salary plus target award averaged at the 45th percentile of the market of like positions within the Peer Group.

The success of the Company is tied to the achievement of key performance goals that include annual company and business unit financial and operating objectives, as well as individual and team performance. In addition, our business requires the successful management and execution of strategic initiatives.

The material provisions of the 2014 STIP are as follows:

Purpose	To tie annual cash bonuses directly to specific annual financial and operating goals, accomplishment of team and individual objectives, and other key accomplishments.

Plan funding	The aggregate funding of the 2014 STIP is formulaic and determined based on EBITDA performance relative to target and safety performance relative to International Association of Drilling Contractors industry averages. If performance thresholds are not met, the STIP is not funded.

Target awards	For our named executive officers, 65 percent of base salary to 110 percent of base salary, with the latter target award set only for our CEO.

Potential range of awards	For our named executive officers, zero to 220 percent of base salary for our CEO and from zero to 130 percent of base salary for the named executive officer with the lowest target award.

Components	(1) Performance (EBITDA and safety results) (50%) and (2) Achievement of Goals (50%).

Performance Component. Fifty percent of the total target STIP award is based on achieving performance goals set annually by the compensation committee. If performance thresholds are not met, the STIP is not funded.

The performance component funding of the STIP is formulaic and is calculated based on EBITDA relative to target and the Company’s lost time incident rate relative to IADC industry averages, plus up to a 10% additional discretionary amount to be determined by the compensation committee. Based on EBITDA and safety performance during 2014, the STIP funded at 183% of target funding. This resulted in a calculated performance bonus for the named executive officers equal to 1.83 times their target performance bonus. An additional discretionary amount of STIP funding was not included for 2014.

While the amount of the STIP funding during 2014 (183%) was greater than the funded amount in 2013 (132%), this higher level of funding reflects the higher level of EBITDA performance in relation to the target in 2014 versus 2013 (111% versus 102%) and another strong safety performance roughly similar to 2013.

The calculation of the performance component for corporate personnel, including the named executive officers for the 2014 plan year, is set forth in the following table.

Components of Performance Bonus	How Determined	Weighting (A)	2014 Results	Adjustment Factor (B)	Component Payout (A)*(B)
EBITDA	EBITDA relative to target	0.65	Actual EBITDA of $2.016 billion was 111% of the EBITDA target of $1.816 billion	1.74	1.13

Safety results	Lost time incident rate (LTIR) versus International Association of Drilling Contractors (IADC) average	0.35	LTIR of 0.12 compared to IADC average of 0.15	2.00	0.70

				Goal Achievement	1.83

Our actual 2014 EBITDA was only slightly higher than our 2013 EBITDA. Our EBITDA improvement was limited as a result of the Spin-off of Paragon Offshore on August 1, 2014. The Spin-off, while having a positive effect on the type of drilling rigs we operate, significantly reduced our rig count from 77 drilling rigs to 35, and therefore, greatly affected our scale of operations during the last five months of the year. However, even with the significant impact of the Spin-off of the Paragon Offshore business occurring during 2014, our 2014 target EBITDA was set only modestly lower than our 2013 target EBITDA of $1.962 billion. As in 2013, our safety performance in 2014 was exemplary: we achieved a level of safety over 20% better than the 2014 industry average. The compensation committee believes the use of LTIR versus an industry average is a rigorous measure of the Company’s safety performance, requiring the Company to maintain a very low rate of incidents (no more than 12 incidents in 2014) to meet the 2014 industry average.

Goals Component. Fifty percent (50%) of the total target STIP award is based on the achievement of specific individual, team and company goals. The 2014 goals for our CEO related to our financial results, newbuild program, strategic initiatives, operational performance and safety results and were to be considered when determining the goals component of his STIP. Among the chief accomplishments with respect to these goals were:

•	the completion of the Spin-off of Paragon Offshore;

•	the increase in contract drilling service revenues;

•	the decrease in contract drilling expenses;

•	the timely delivery of new rigs and the execution of customer contracts for new rigs; and

•	the fact that the Company operated at a high level of safety relative to industry standards.

As a result of these and other specific achievements, the compensation committee awarded Mr. Williams an aggregate bonus under the STIP, consisting of the performance component and goals component, of $2,113,650. The total STIP payout for our Chief Executive Officer was recommended by the compensation committee for approval by the full Board. The compensation committee also reviewed the goals component of the other named executive officers in light of their individual performance and the Company’s performance during 2014. The goals component of the STIP for the 2014 plan year paid to the named executive officers is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentives. We think it is important to reward executive officers and key employees who showed superior performance in their current position, as well as the likelihood of high-level performance in the future, with equity compensation, in keeping with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. The amount of long-term incentive compensation is determined annually based on the analysis of competitive data.

Performance-Vested RSUs. Performance-Vested RSUs, or PVRSUs, constitute 50% of the annual award value and vest based on the achievement of specified corporate performance criteria over a three-year performance cycle (currently cumulative total shareholder return or TSR). The number of PVRSUs awarded to a participant equals the number of units that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such units that vests is determined after the end of the applicable performance period. Any PVRSUs that do not vest are forfeited. Upon satisfaction of the performance criteria and vesting, PVRSUs convert into unrestricted shares. Holders of PVRSUs are entitled to receive dividend equivalents. The market price of our shares at the time of award, the difficulty in achieving the performance targets and the accounting valuation of the award are used to calculate the number of PVRSUs awarded.

In setting the target number of PVRSUs, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year, and the potential for further contributions by the executive in the future.

The compensation committee approved the target award levels in the tables below because it believes that if the Company performs at or above the 51st percentile or at or above the 5th position (out of nine) relative to the companies in the applicable Peer Groups discussed below, compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the 50th percentile. The maximum number of PVRSUs that can be awarded is 200% of the target award level.

To determine the number of PVRSUs that will vest, the percentile ranking of TSR for our shares is computed relative to the companies in the applicable Peer Group at the end of the performance cycle. Then, the Peer Group percentile ranking is cross-referenced according to the tables below to determine the percentage of PVRSUs that will vest.

During 2014 and in connection with the Spin-off of Paragon Offshore, we amended our outstanding PVRSUs for the 2013-2015 performance cycle and the 2014-2016 performance cycle to adopt the use of the Driller Peer Group for all periods following the Spin-off. As discussed above on page 26, we believe the Driller Peer Group better reflects the Company performance competitors, particularly after the Spin-off. As a result of this amendment, the PVRSUs covering the 2013-2015 and the 2014-2016 performance cycles now consist of two performance periods, one for the period before the Spin-off and one for the period that follows the Spin-off, and performance results in the two performance periods will be computed relative to two different performance thresholds and peer groups. For the period prior to the Spin-off, the Peer Group and its associated performance thresholds remains the benchmark used to measure Company performance, while for the period after the Spin-off, the Driller Peer Group and its associated performance thresholds will be used to measure performance. The compensation committee elected to amend the PVRSUs and begin to use the Driller Peer Group to measure performance immediately following the Spin-off because they recognized that the completion of the Spin-off was a substantial achievement for the Company and also resulted in a significantly transformed company going forward.

The performance thresholds in the table below are applicable for the portion of the 2013-2015 performance cycle and the 2014-2016 performance cycle that preceded the Spin-off of Paragon Offshore.

TSR Relative to the Peer Group	Percentage of Maximum PVRSUs Vesting (1)
90%ile and greater (maximum)	100%
75%ile (above target)	75%
51%ile (target)	50%
25%ile (threshold)	25%
Below 25%ile (below threshold)	0%

(1)	Values between those listed are interpolated on a linear basis. Each percentage represents a percentage of the total number of restricted stock units awarded for the maximum level of performance for the performance cycle.

The performance thresholds in the below table are applicable for the portion of the 2013-2015 and the 2014-2016 performance cycle that followed the Spin-off of Paragon Offshore, and for the 2015-2017 performance cycle.

Noble TSR Ranking Among Driller Peer Group	Vesting Percentage of the Post- Spin Period Awarded Units
1st of 9	100%
2nd of 9	87.5%
3rd of 9	75%
4th of 9	62.5%
5th of 9	50%
6th of 9	37.5%
7th of 9	25%
8th of 9	12.5%
9th of 9	0%

In the past three years, our named executive officers have forfeited a substantial portion of performance-vested restricted stock units, including in 2012 and 2014, when the entire award was forfeited. The following table describes performance-vested restricted stock units that have recently vested and been forfeited in the years below. The performance awards for these cycles were measured against the performance thresholds in place at the time the awards were granted.

Performance Cycle	Vesting Date	Performance Measure	Percent Vested	Percent Forfeited
2010-2012	February 2013	TSR relative to Peer Group	0%	100%

2011-2013	February 2014	TSR relative to Peer Group	45.34%	54.66%

2012-2014	February 2015	TSR relative to Peer Group/ Driller Peer Group (1)	0%	100%

(1)	Performance Measures for the 2012-2014 performance cycle were different for the periods preceding and following the Spin-off of Paragon Offshore.

Time-Vested RSUs. Time-vested RSUs or TVRSUs constitute 50% of the annual award value and vest one-third per year over three years commencing one year from the award date. Upon vesting, these units convert automatically into unrestricted shares. Holders of TVRSUs are entitled to receive dividend equivalents on the restricted stock units. Our compensation committee believes that TVRSUs remain an important element of compensation as they promote retention, reward individual and team achievement and align executives with the interests of shareholders.

Stock Options. In considering feedback from shareholders, and with a goal of balancing the need to have a performance-based program while considering the need for retention in our highly competitive sector, the compensation committee determined that an equal balance of PVRSUs and TVRSUs was appropriate and suspended the practice of awarding stock options beginning in 2013.

The total value of long-term incentive awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Peer Group and is set to be competitive with the Peer Group. Our CEO recommends for consideration and approval by the compensation committee the total value of awards for all positions other than his own. The compensation committee determines the total award value of awards for our CEO and, based in part on the CEO’s recommendations, the other positions.

Awards granted under the 1991 Plan that have not vested may be subject to accelerated vesting upon the occurrence of certain events. The vesting of awards are subject to acceleration upon the death or Disability or in the event of a Change in Control of the Company (as set forth, and as such terms are defined, in the 1991 Plan, the grant agreements relating to such awards, the new 2015 Omnibus Incentive Plan to be adopted at the Meeting or the change of control employment agreements, as applicable).

In 2014, after the Spin-off of Paragon Offshore, we modified our outstanding restricted stock unit awards (both PVRSUs and TVRSUs). We made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off. The restricted stock unit numbers shown in this proxy statement as our 2014 grants reflect this adjustment. The unadjusted actual pre-spin stock unit award counts on the issue date (at the target level) were as follows: For PVRSUs: Mr. Williams – 101,977 units; Ms. Robertson – 37,653 units; Mr. MacLennan – 29,809 units; Mr. Wolford – 26,671 units and Mr. Turcotte – 20,395 units. For TVRSUs: Mr. Williams – 101,977 units; Ms. Robertson – 37,653 units; Mr. MacLennan – 29,809 units; Mr. Wolford – 26,671 units and Mr. Turcotte – 20,395 units. See page 35 in this proxy statement for more information on the Spin-off adjustments and page 37 for our Grant of Plan-Based Awards table.

Retirement and Other Benefits

We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Drilling Services Inc. 401(k) Savings Plan, the Noble Drilling Services Inc. 401(k) Savings Restoration Plan, the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the Noble Drilling Services Inc. Retirement Restoration Plan, and the Noble Drilling Services Inc. Profit Sharing Plan. The Company believes that these retirement programs assist the Company in maintaining a competitive position in attracting and retaining officers and other employees. A description of these plans, including eligibility and limits, is set forth in the following table.

Plan	Description and Eligibility	Benefits and Vesting
401(k) Savings Plan	Qualified plan that enables qualified employees, including the named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions.	Matched at the rate of $0.70 to $1.00 per $1.00 (up to 6% of base pay) depending on years of service. Fully vested after three years of service or upon retirement, death or disability.

401(k) Savings Restoration Plan	Unfunded, nonqualified employee benefit plans under which specified employees may defer compensation in excess of 401(k) plan limits.	Matching and vesting provisions mirror 401(k) Savings Plan to the extent an employee is prohibited from participating in the 401(k) Savings Plan

Plan	Description and Eligibility	Benefits and Vesting

Profit Sharing Plan	Qualified defined contribution plan available to employees originally hired on or after August 1, 2004 who do not participate in the Salaried Employees’ Retirement Plan.	Company made annual discretionary contribution of 3% of base pay for 2014. Fully vested after three years of service or upon retirement, death or disability.

Retirement Plan and Retirement Restoration Plan	Qualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Benefits are determined by years of service and average monthly compensation. Eligible compensation in excess of IRS annual compensation limit for a given year is considered in the Retirement Restoration Plan.

For additional information regarding these plans, please see the description following the tables captioned “Nonqualified Deferred Compensation” and “Pension Benefits.”

Other Benefits. The Company provides named executive officers with perquisites and other personal benefits that the Company and the compensation committee believe are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for the named executive officers for the year ended December 31, 2014 are included in the All Other Compensation column of the Summary Compensation Table.

The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including its named executive officers, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.

Expatriate Benefits for Employees in the United Kingdom

In connection with the Company’s change in place of incorporation from Switzerland to the United Kingdom in 2013, Mr. Williams, Ms. Robertson and Mr. MacLennan were relocated from Geneva, Switzerland to London, England and received certain relocation benefits. These relocation benefits were benchmarked against our peers and we believe are customary for expatriates in this market and appropriate and necessary to maintain our management team, including the named executive officers. We provided similar relocation benefits to our other expatriate employees. The relocation package includes (i) a lump sum relocation allowance of one month’s base salary; (ii) temporary housing for up to six months; and (iii) standard outbound services, including “house hunting” trips and shipment of personal effects.

All of the named executive officers located in our Geneva office (prior to our 2013 change in place of incorporation) and in our London office (following our 2013 change in place of incorporation) receive the following expatriate benefits:

•	a housing allowance of between GBP 15,600 and GBP 18,525 per month;

•	a car allowance of GBP 1,140 per month;

•	a foreign service premium of 16 percent of base pay;

•	a resident area allowance of ten percent of base pay;

•	reimbursement or payment of school fees for eligible dependents to age 19, or through high school equivalency; and

•	an annual home leave allowance equivalent to an advance purchase business class round-trip ticket for the employee, spouse and eligible dependents back to their point of origin.

The housing and car allowances, foreign service premium and resident area premium are provided for five years from the date of such individual’s most recent relocation. We also provide tax equalization for the employees, including the named executive officers, for five years so that their overall tax liability will be equal to their “stay at home” U.S. tax liability with respect to their base salary, annual bonus, foreign service premium, resident area allowance and long-term incentive plan awards.

Share Ownership Policy

In early 2014, we adopted a share ownership policy that includes minimum share ownership requirements for all of our directors and officers, including the named executive officers. The share ownership policy prohibits sales of Company shares unless such ownership requirements are satisfied. The Company’s share ownership guidelines for our executives, which require such executives to hold shares with an aggregate value in excess of a certain multiple of their base salary, are set forth below.

Position	Minimum Ownership (Multiple of Base Salary)
Chief Executive Officer	5.0 times
Executive Vice President and Senior Vice Presidents	4.0 times

The Company’s share ownership policy for our outside directors is six times their annual retainer, or $300,000, and also prohibits sales of Company shares unless share ownership requirements are satisfied. All of our directors and named executive officers, other than those who were named to their positions since the beginning of 2013, have met their share ownership requirements.

Securities Trading Policy

The Company’s Policy on Trading in Company stock prohibits hedging or short sale transactions or buy or sell puts or calls involving Company securities, and prohibits purchases of Company securities on margin.

Determination of Timing of Equity-Based Awards

The Company’s practice has been to award restricted shares or restricted stock units to new executives contemporaneously with their hire date and annually to current executives at regularly-scheduled meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.

Clawback Provisions

Section 304 of the Sarbanes-Oxley Act of 2002, generally requires U.S.-listed public company chief executive officers and chief financial officers to disgorge bonuses, other incentive-based or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. Other than these recoupment provisions or any other applicable legislation adopted during the time in which this policy is in effect, the compensation of executive officers of the Company is not subject to any clawback provisions.

Change of Control Arrangements

Certain of the named executive officers serving at December 31, 2014 are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurs and the employment of the named executive officer is terminated either by us (for reasons other than death, disability or cause) or by the officer (for good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger”, the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control—Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), increases shareholder value because it prevents an immediate unintended windfall to the named executive officers in the event of a friendly (non-hostile) change of control.

In October 2011, the Board of Directors approved a new form of change of control employment agreement for executive officers. The terms of the new form of employment agreement are substantially the same as the prior agreements described below, except the new form only provides benefits in the event of certain terminations by us following a change of control for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment. Mr. MacLennan is party to a change of control employment agreement in the form approved in October 2011. In February 2012, the Board of Directors approved further changes to the form of change of control agreement and the 1991 Plan to revise the definition of change in control such that the percentage of our shares that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Wolford is party to this new form of employment agreement.

Also in October 2011, the compensation committee approved new forms of equity award agreements for executive officers under the 1991 Plan such that the definition of change of control in these agreements would be consistent with the definition of change of control in the award agreements for all employees.

Impact of Accounting and Tax Treatments of Compensation

In recent years the compensation committee has increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of restricted shares or restricted stock units as compared to nonqualified stock options. This compensation committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options. The compensation committee intends to continually monitor these issues regarding tax and accounting regulations, overall effectiveness of the programs and best practices.

The compensation committee intends to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

Conclusion

We believe our compensation program’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our industry, as well as the effectiveness of our program with respect to our named executive officers, to properly consider whether to modify our program where and when appropriate.

This compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein or in the Annual Report on Form 10-K for the year ended December 31, 2014, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Other

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2014, our compensation committee was comprised of Michael A. Cawley, Chair, Julie H. Edwards, Gordon T. Hall and Scott D. Josey, all of whom were independent non-executive directors. None of the members of the compensation committee has served as an officer or employee of the Company, and none of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board.

2014 Compensation Information

The following tables show 2014 compensation information for our named executive officers.

On August 1, 2014, we completed the Spin-off through a pro rata distribution of all of the ordinary shares of our wholly-owned subsidiary, Paragon Offshore, to the holders of our ordinary shares. Through the Spin-off, we disposed of most of our standard specification drilling units and related assets, liabilities and business. Prior to the completion of the Spin-off, we entered into a series of agreements with Paragon, including an Employee Matters Agreement (the “EMA”), to effect the separation and Spin-off and govern our relationship with Paragon after the Spin-off. Pursuant to the EMA, we modified the outstanding stock options for our employees. We made certain adjustments to the exercise price and number of stock options to preserve the economic value of the grants immediately prior to the Spin-off. Each of our outstanding stock options, whether or not exercisable, was adjusted such that the holder received an additional number of our stock options based on a price ratio. The exercise price was adjusted by a factor equal to the exercise price of the option prior to the Spin-off divided by the price ratio. The price ratio was calculated by dividing the average closing price of our stock during the 10 trading-day period prior to the Spin-off by the average closing price of our stock during the 10 trading-day period subsequent to the Spin-off.

We also modified our outstanding RSU awards, both time-vested restricted stock units (TVRSUs) and market-based performance-vested restricted stock units (PVRSUs), in connection with the Spin-off. We made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off. Each of our outstanding and unvested RSUs was adjusted such that the holder received an additional number of our RSUs based on a price ratio, which was calculated as noted above.

The number of RSU awards and the exercise price and number of stock options shown in the compensation tables in this proxy statement have been adjusted to reflect these Spin-off adjustments.

The following table sets forth the compensation of our named executive officers during 2014 pursuant to the applicable rules of the SEC.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)		Total
David W. Williams	2014	$1,050,000	$—	$7,238,503	$—	$2,113,650	$1,208,327	$2,460,156	(5)	$14,070,636
Chairman, President and	2013	$1,045,833	$—	$7,258,735	$—	$1,500,000	$139,106	$1,840,708	(5)	$11,784,382
Chief Executive Officer	2012	$1,000,000	$125,000	$5,149,791	$1,197,540	$375,000	$781,341	$1,655,449	(5)	$10,284,121

Julie J. Robertson	2014	$593,333	$—	$2,672,675	$—	$871,080	$1,556,207	$1,420,768	(6)	$7,114,063
Executive Vice President and Corporate Secretary	2013	$571,667	$—	$2,568,495	$—	$650,000	$-229,860	$1,190,135	(6)	$4,750,437
	2012	$531,667	$82,250	$1,974,074	$459,065	$160,500	$995,128	$1,059,256	(6)	$5,261,940

James A. MacLennan	2014	$472,083	$—	$2,115,894	$—	$608,475	$185,911	$1,526,259	(7)	$4,908,622
Senior Vice President	2013	$434,583	$—	$1,898,461	$—	$420,000	$59,324	$1,258,510	(7)	$4,070,878
and Chief Financial Officer (7)	2012	$366,667	$43,621	$2,692,784	$778,530	$82,757	$44,643	$1,220,306	(7)	$5,229,308

Bernie G. Wolford	2014	$422,917	$—	$1,893,153	$—	$544,425	$610,098	$286,860	(8)	$3,757,453
Senior Vice President – Operations (8)	2013	$395,833	$—	$1,898,461	$—	$375,000	$113,666	$539,650	(8)	$3,322,610

William E. Turcotte	2014	$457,917	$—	$1,447,672	$—	$547,170	$—	$248,583	(9)	$2,701,342
Senior Vice	2013	$433,333	—	$1,451,710	$—	$395,000	$—	$443,301	(9)	$2,723,344
President and General Counsel (9)	2012	$412,500	$51,922	$1,115,775	$259,470	$101,156	$—	$855,286	(9)	$2,796,109

(1)	The Discretionary Bonuses awarded under the applicable STIP are disclosed in the Bonus column. Beginning in 2013, the Company eliminated discretionary bonuses. The cash Performance Bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.

(2)	Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A description of the assumptions made in our valuation of restricted stock units and stock option awards is set forth in Note 9 to our audited consolidated financial statements in the 2014 Form 10-K. The maximum value of the performance-vested restricted stock units, calculated as the maximum number of shares that may be issued multiplied by the market price of the shares on the grant date is as follows: Mr. Williams – $6,457,184; Ms. Robertson – $2,384,188; Mr. MacLennan – $1,887,506; Mr. Wolford – $1,688,808 and Mr. Turcotte – $1,291,411.

(3)	The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan and the Noble Drilling Services Inc. Retirement Restoration Plan for the year. There are no deferred compensation earnings reported in this column, as the Company’s nonqualified deferred compensation plans do not provide above-market or preferential earnings on deferred compensation.

(4)	The amount in All Other Compensation includes foreign service employment benefits paid in connection with expatriate assignments of named executive officers as follows:

	Year	Relocation Allowance	Housing /Auto Allowance	Foreign Service Premium	Resident Area Allowance	Reimbursement of School Fees	Moving Expenses		Foreign Tax Payment*
David W. Williams	2014	$—	$388,966	$168,000	$96,250	$—	$		$645,021
	2013	$87,500	$296,841	$167,333	$95,833	$—		$50,002	$657,610
	2012	—	$270,199	$160,004	$91,671	—		—	$820,079

Julie J. Robertson	2014	$—	$369,681	$94,933	$54,375	$—		$35,049	$414,154
	2013	$47,917	$270,038	$91,467	$52,375	$—		$22,378	$505,215
	2012	—	$251,842	$85,070	$48,708	—		—	$538,981

James A. MacLennan	2014	$—	$331,111	$75,533	$43,542	$—		$3,907	$709,766
	2013	$36,667	$250,714	$69,533	$40,333	$—		$48,709	$680,142
	2012	$43,720	$227,366	$58,667	$36,673	—		$159,633	$448,555

Bernie G. Wolford	2014	$—	$—	$—	$—	$—	$		$—
	2013	$—	$106,075	$34,000	$19,583	$6,584		$10,628	$260,208

William E. Turcotte	2013	—	$38,345	$17,133	$10,708	—		$27,968	$235,655
	2012	—	$231,040	$66,004	$37,790	—		—	$406,922

*

Under the tax equalization policy, the executive is responsible for funding the theoretical U.S. tax liability, which is effected through regular payroll deductions we generally refer to as “Hypothetical Tax Deductions.” Hypothetical Tax Deductions are based on an estimate of the executive’s anticipated U.S. theoretical tax liability. When an executive’s actual U.S. tax return is prepared, the corresponding tax equalization calculation reconciles the amount of Hypothetical Tax Deductions withheld during the year to the executive’s final theoretical U.S. liability. If the Hypothetical Tax Deductions are not sufficient to satisfy the tax liability, any difference is paid by the executive to the Company. Any Hypothetical Tax Deductions in excess of the actual tax liability are refunded to the executive. Foreign Tax Payments above represent actual U.K. and Swiss taxes remitted, less the executive’s Hypothetical Tax Deductions for such year.

(5)	In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan, dividends and returns of capital paid by the Company on restricted stock units ($1,117,995 for 2014, $442,768 for 2013 and $285,563 for 2012), an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(6)	In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan, dividends and returns of capital paid by the Company on restricted stock units ($411,107 for 2014, $164,386 for 2013 and $103,322 for 2012), an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(7)	Mr. MacLennan was appointed Senior Vice President, Chief Financial Officer and Controller effective January 9, 2012. In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings and the Noble Drilling Services Inc. Retirement Restoration Plan during 2013 and 2014, dividends and returns of capital paid by the Company on restricted stock units ($327,593 for 2014, $104,210 for 2013 and $52,138 for 2012), a sign-on bonus ($175,000 for 2012), an annual home leave allowance, and premiums paid by the Company for life and AD&D and for tax preparation services.

(8)	The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan during 2014, dividends and returns of capital paid by the Company on restricted stock units ($271,899 for 2014 and $79,050 for 2013), an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(9)	The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan, a contribution to the Noble Drilling Services Inc. Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted stock units ($227,965 for 2014, $92,913 for 2013 and $58,502 for 2012), and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2014 to each of the named executive officers.

GRANTS OF PLAN–BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)
David W. Williams	January 29, 2014	$577,500	$1,155,000	$2,310,000	61,380	122,760	245,520	122,760	—	—	$7,238,503

Julie J. Robertson	January 29, 2014	$238,000	$476,000	$952,000	22,663	45,327	90,653	45,327	—	—	$2,672,675

James A. MacLennan	January 29, 2014	$166,250	$332,500	$665,000	17,942	35,884	71,768	35,884	—	—	$2,115,894

Bernie G. Wolford	January 29, 2014	$148,750	$297,500	$595,000	16,053	32,107	64,213	32,107	—	—	$1,893,153

William E. Turcotte	January 29, 2014	$149,500	$299,000	$598,000	12,276	24,552	49,103	24,552	—	—	$1,447,672

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of Performance Bonuses awarded under the STIP. The Performance Bonus awarded to the named executive officers under the STIP is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents performance-vested restricted stock units awarded during the year ended December 31, 2014 under the 1991 Plan. In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off. The stock unit and share counts in the table above have been adjusted. The stock unit counts on the award date at target were as follows: Mr. Williams – 101,977 units; Ms. Robertson – 37,653 units; Mr. MacLennan – 29,809 units; Mr. Wolford – 26,671 units and Mr. Turcotte – 20,395 units. The performance-vested restricted stock awards are for performance cycle 2014-2016.

(3)	Represents time-vested restricted stock units awarded during the year ended December 31, 2014 under the 1991 Plan. In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off. The stock unit and share counts in the table above have been adjusted. The stock unit counts on the award date at target were as follows: Mr. Williams – 101,977 units; Ms. Robertson – 37,653 units; Mr. MacLennan – 29,809 units; Mr. Wolford – 26,671 units and Mr. Turcotte – 20,395 units. The time-vested restricted stock awards vest one-third per year over three years commencing one year from the award date.

(4)	Represents nonqualified stock options granted during the year ended December 31, 2014 under the 1991 Plan.

(5)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 based on the maximum future payouts under the equity incentive plan awards.

For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis – How Amounts for Compensation Components are Determined.”

The following table sets forth certain information about outstanding equity awards at December 31, 2014 held by the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
David W. Williams	71,668	35,834	(5)	$30.59	February 3, 2022	212,683	(7)	$3,524,157	300,786	(12)	$4,984,024
	109,023	—		$31.33	February 4, 2021
	83,603	—		$32.78	February 6, 2020
	121,695	—		$20.49	February 25, 2019
	61,907	—		$35.73	February 7, 2018
	33,056	—		$29.74	February 13, 2017
	120,380	—		$26.18	September 20, 2016

Julie J. Robertson	27,473	13,737	(5)	$30.59	February 3, 2022	77,918	(8)	$1,291,101	110,748	(13)	$1,835,094
	41,792	—		$31.33	February 4, 2021
	24,934	—		$32.78	February 6, 2020
	47,018	—		$20.49	February 25, 2019
	26,138	—		$35.73	February 7, 2018
	27,548	—		$29.74	February 13, 2017
	28,593	—		$31.51	February 2, 2016
	40,929	—		$21.99	April 27, 2015

James A. MacLennan	16,722	8,362	(5)	$30.59	February 3, 2022	78,349	(9)	$1,298,243	80,121	(14)	$1,327,605
	35,956	17,978	(6)	$25.41	January 9, 2022

Bernie G. Wolford	13,139	6,570	(5)	$30.59	February 3, 2022	53,580	(10)	$887,821	72,224	(15)	$1,196,752
	5,451	—		$31.33	February 4, 2021

William E. Turcotte	15,528	7,764	(5)	$30.59	February 3, 2022	42,974	(11)	$712,079	61,527	(16)	$1,019,502
	23,622	—		$31.33	February 4, 2021
	14,667	—		$32.78	February 6, 2020

(1)	For each named executive officer, represents nonqualified stock options awarded under the 1991 Plan. In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the exercise price and number of stock options to preserve the economic value of the grants immediately prior to the Spin-off.

(2)	Except as otherwise noted, the numbers in this column represent time-vested restricted stock units awarded under the 1991 Plan. In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off.

(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2014 ($16.57 per share) by the number of units that have not vested.

(4)	The numbers in this column represent performance-vested restricted stock units and are calculated based on the assumption that the applicable target performance goal is achieved.

(5)	One-third of the options granted are exercisable on each of February 3, 2013, February 3, 2014, and February 3, 2015.

(6)	One-third of the options granted are exercisable on each of January 9, 2013, January 9, 2014, and January 9, 2015.

(7)	Of these units, 40,920 vested on January 29, 2015, 31,881 vested on February 1, 2015, 26,160 vested on February 3, 2015, 40,920 will vest on January 29, 2016, 31,882 will vest on February 1, 2016 and 40,920 will vest on January 29, 2017.

(8)	Of these units, 15,109 vested on January 29, 2015, 11,281 vested on February 1, 2015, 10,028 vested on February 3, 2015, 15,109 will vest on January 29, 2016, 11,282 will vest on February 1, 2016 and 15,109 will vest on January 29, 2017.

(9)	Of these units, 19,684 vested on January 9, 2015, 11,961 vested on January 29, 2015, 8,338 vested on February 1, 2015, 6,104 vested on February 3, 2015, 11,961 will vest on January 29, 2016, 8,339 will vest on February 1, 2016 and 11,962 will vest on January 29, 2017.

(10)	Of these units, 10,702 vested on January 29, 2015, 8,338 vested on February 1, 2015, 4,796 vested on February 3, 2015, 10,702 will vest on January 29, 2016, 8,339 will vest on February 1, 2016 and 10,703 will vest on January 29, 2017.

(11)	Of these units, 8,184 vested on January 29, 2015, 6,376 vested on February 1, 2015, 5,669 vested on February 3, 2015, 8,184 will vest on January 29, 2016, 6,377 will vest on February 1, 2016 and 8,184 will vest on January 29, 2017.

(12)	Includes 122,760, 95,644 and 82,382 performance-vested restricted stock units that will vest, if at all, based on the applicable performance measures over the 2014-2016, 2013-2015 and 2012-2014 performance cycles; performance-vested restricted stock units awarded in 2012 for the 2012-2014 performance cycle were fully forfeited subsequent to December 31, 2014.

(13)	Includes 45,326, 33,843 and 31,579 performance-vested restricted stock units that will vest, if at all, based on the applicable performance measures over the 2014-2016, 2013-2015 and 2012-2014 performance cycles; performance-vested restricted stock units awarded in 2012 for the 2012-2014 performance cycle were fully forfeited subsequent to December 31, 2014.

(14)	Includes 35,884, 25,015 and 19,222 performance-vested restricted stock units that will vest, if at all, based on the applicable performance measures over the 2014-2016, 2013-2015 and 2012-2014 performance cycles; performance-vested restricted stock units awarded in 2012 for the 2012-2014 performance cycle were fully forfeited subsequent to December 31, 2014.

(15)	Includes 32,106, 25,015 and 15,103 performance-vested restricted stock units that will vest, if at all, based on the applicable performance measures over the 2014-2016, 2013-2015 and 2012-2014 performance cycles; performance-vested restricted stock units awarded in 2012 for the 2012-2014 performance cycle were fully forfeited subsequent to December 31, 2014.

(16)	Includes 24,551, 19,128 and 17,848 performance-vested restricted stock units that will vest, if at all, based on the applicable performance measures over the 2014-2016, 2013-2015 and 2012-2014 performance cycles; performance-vested restricted stock units awarded in 2012 for the 2012-2014 performance cycle were fully forfeited subsequent to December 31, 2014.

The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of restricted shares during the year ended December 31, 2014 for each of the named executive officers on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED

	Option Awards (1)		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
David W. Williams	—	—	134,123	$4,214,594
Julie J. Robertson	17,996	210,733	50,633	$1,591,197
James A. MacLennan	—	—	28,347	$965,486
Bernie G. Wolford	—	—	15,205	$474,682
William E. Turcotte	—	—	28,618	$899,352

(1)	Represents non-qualified stock option grants and restricted stock unit awards under the 1991 Plan for each named executive officer.

(2)	The value is based on the difference in the market price of the shares at the time of exercise and the exercise price of the options.

(3)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on such date.

The following table sets forth certain information about retirement payments and benefits under Noble Drilling Corporation defined benefit plans for each of the named executive officers.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)
David W. Williams	Salaried Employees’ Retirement Plan	8.281	$295,593	—
	Retirement Restoration Plan	8.281	$2,986,925	—

Julie J. Robertson	Salaried Employees’ Retirement Plan	26.000	$975,259	—
	Retirement Restoration Plan	26.000	$4,548,173	—

James A. MacLennan	Salaried Employees’ Retirement Plan	2.978	$97,958	—
	Retirement Restoration Plan	2.978	$191,920	—

Bernie G. Wolford	Salaried Employees’ Retirement Plan	16.752	$512,558	—
	Retirement Restoration Plan	16.752	$629,549	—

William E. Turcotte (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

(1)	Computed as of December 31, 2014, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2014 Form 10-K.

(2)	For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 7 to our audited consolidated financial statements in the 2014 Form 10-K.

(3)	Not a participant in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan or the Noble Drilling Services Inc. Retirement Restoration Plan during 2014.

Under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Under the plan, Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment. Mr. MacLennan and Mr. Wolford are also eligible to participate in the plan as a result of their prior service with the Company.

A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.

The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. In lieu of the normal form of payment, the participant may elect to receive one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity, and several forms of joint and survivor elections.

The benefit under the plan is equal to:

•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus

•

six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).

The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions)

to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program, and stock options and stock appreciation rights). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the U.S. Internal Revenue Service (the “IRS”) for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Services Inc. Retirement Restoration Plan. The Company has not granted extra years of credited service under the restoration plan to any of the named executive officers.

Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.

If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $1,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.

The Noble Drilling Services Inc. Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that was accrued and vested on December 31, 2004, will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up to five years, or in a form of payment provided for under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that accrued or became vested after December 31, 2004, will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Messrs. Williams, MacLennan and Wolford and Ms. Robertson participate in the Noble Drilling Services Inc. Retirement Restoration Plan.

The following table sets forth for the named executive officers certain information as of December 31, 2014 and for the year then ended about the Noble Drilling Services Inc. 401(k) Savings Restoration Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David W. Williams	$1,750	—	$13,730	—	$238,681
Julie J. Robertson	—	—	$153,843	—	$2,178,583
James A. MacLennan	$173,142	6,595	$22,404	—	$371,128
Bernie G. Wolford	$175,250	—	$25,104	—	$330,679
William E. Turcotte (3)	—	—	—	—	—

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The Company Contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation table.

(3)	Not a participant in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan in 2014.

The Noble Drilling Services Inc. 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain specified employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Services Inc. 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions in cash. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Services Inc. 401(k) Savings Plan.

Compensation considered for deferral under these nonqualified plans consists of cash compensation payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding bonuses, allowances, commissions, deferred compensation payments and any other extraordinary compensation. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Services Inc. 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Services Inc. 401(k) Savings Plan contribution limitation for such year imposed by the committee.

A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams, Ms. Robertson, Mr. MacLennan and Mr. Wolford are participants in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan and in the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

Change of Control Employment Agreements

The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each executive officer as of December 31, 2008 and December 9, 2009 (when the original agreements were amended and restated). These change of control employment agreements become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.

The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a material diminution of responsibilities or compensation and which allows us a cure period following notice of the good reason) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:

•

a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid in the last three years before the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Code Section 4980B) during the 12-month period preceding the termination of the officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•

a lump sum payment equal to three times the sum of the officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•

welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•

a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”);

•

in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the Code, if any, had been imposed (the “Excise Tax Payment”), although the Excise Tax Payment has been eliminated for all future executive officers; provided, however, that the total payment due to the officer will be reduced such that no portion of the payment would be subject to excise tax if the making of the Excise Tax Payment would not result in a better after-tax position to the officer of at least $50,000 as compared to the making of such reduction;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the 1991 Plan and any other similar plan to the extent such vesting is permitted under the Code.

A “change of control” is defined in the agreement to mean:

•

the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•

consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•

consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.

Payments to “specified employees” under Code Section 409A may be delayed until six months after the termination of the officer’s employment.

The agreement contains a confidentiality provision obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.

The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.

Assuming a change of control had taken place on December 31, 2014 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

Payment or Benefit	David W. Williams	Julie J. Robertson	James A. MacLennan	Bernie G. Wolford	William E. Turcotte
Accrued Obligations	$2,137,967	$895,284	$616,104	$580,050	$582,795
Severance Amount	$9,490,950	$4,398,240	$3,250,425	$2,908,275	$3,021,510
Welfare Benefit Continuation	$49,798	$40,685	$21,919	$48,364	$49,585
Supplemental Retirement Amount	$1,244,229	$644,672	$361,276	$815,249	—
Excise Tax Payment	—	—	—	—	—
Outplacement Services (1)	$50,000	$50,000	$50,000	$50,000	$50,000
Accelerated Vesting of Options and Restricted Stock Units (2) (3)	$8,508,181	$3,126,195	$2,625,848	$2,084,572	$1,731,581

(1)	Represents an estimate of the costs to the Company of outplacement services for six months.

(2)	The total number of restricted stock units held at December 31, 2014 (the last trading day of 2014), and the aggregate value of accelerated vesting thereof at December 31, 2014 (computed by multiplying $16.57, the closing market price of the shares at December 31, 2014, by the total number of restricted stock units held), were as follows: Mr. Williams – 513,469 units valued at $8,508,181; Ms. Robertson – 188,666 units valued at $3,126,195; Mr. MacLennan – 158,470 units valued at $2,625,848; Mr. Wolford – 125,804 units valued at $2,084,572 and Mr. Turcotte – 104,501 units valued at $1,731,581. These amounts include units that were fully forfeited subsequent to December 31, 2014 with respect to the 2012-2014 performance cycle.

(3)	The total number of unvested options held at December 31, 2014, and the aggregate value of the accelerated vesting thereof at December 31, 2014 (computed by multiplying $16.57, the closing market price of shares at December 31, 2014, by the total number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Williams – 35,834 options; Ms. Robertson – 13,737 options; Mr. MacLennan – 26,340 options; Mr. Wolford – 6,570 options and Mr. Turcotte – 7,764 options. All unvested options are currently under water.

The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, and the timely payment when otherwise due of any compensation previously deferred by the officer. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, the payment of the Accrued Obligations, and the timely payment when otherwise due of any compensation previously deferred by the officer.

In October 2011, the compensation committee approved a new form of change of control employment agreement for executive officers. The terms of the new form of employment agreement are substantially the same as the agreements described above, except the new form only provides benefits in the event of certain terminations by us for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment. Mr. MacLennan, whose employment commenced on January 9, 2012, is party to a change of control employment agreement in the form approved in October 2011. In February 2012, the form of change of control employment agreement was further amended to revise the definition of change in control such that the percentage of our outstanding registered shares or combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Wolford is party to a change of control employment agreement in the form approved in February 2012. None of the other named executive officers are party to these new forms of employment agreement.

The 1991 Plan

The 1991 Plan was amended in 2009, among other things, to allow for the award of restricted stock units and incorporate the definition of change of control in the change of control employment agreements to which our named executive officers are party which are described above under “Change of Control Employment Agreements.” In 2012, 2013 and 2014, we granted nonqualified stock options and awarded time-vested and performance-vested restricted stock units under the 1991 Plan to our named executive officers.

In February 2012, the 1991 Plan was amended to revise the definition of change in control such that the percentage of our outstanding registered shares or combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%.

Nonqualified Stock Options

Our nonqualified stock option agreements provide that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is 10 years from the date of the option grant by reason of the officer’s death, disability or retirement, then the option, including any then unvested shares all of which shall be automatically accelerated, may be exercised at any time within five years after such termination of employment but not after the expiration of the 10-year period. If a named executive officer terminated employment on December 31, 2014 due to disability, death or retirement, all the named executive officer’s then outstanding nonqualified stock options granted by us in 2012 would have become fully exercisable. Under the 1991 Plan, retirement means a termination of employment with the Company or an affiliate of the Company on a voluntary basis by a person if immediately prior to such termination of employment, the sum of the age of such person and the number of such person’s years of continuous service with the Company or one or more of its affiliates is equal to or greater than 60.

Assuming that the named executive officer’s employment terminated on December 31, 2014 due to disability, death or retirement, the following table sets forth certain information about unexercisable options subject to accelerated vesting for the indicated named executive officers.

Name	Number of Shares Underlying Unexercisable Options Subject to Acceleration of Vesting (1)	Aggregate Value of Acceleration of Vesting
David W. Williams	35,834	$0
Julie J. Robertson	13,737	$0
James A. MacLennan	26,340	$0
Bernie G. Wolford	6,570	$0
William E. Turcotte	7,764	$0

(1)	In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the exercise price and number of stock options to preserve the economic value of the grants immediately prior to the Spin-off.

Restricted Stock Units

We granted time-vested and performance-vested restricted stock units in 2012, 2013 and 2014, some of which continue to be subject to vesting restrictions.

Assuming that either the named executive officer’s employment terminated on December 31, 2014 due to disability, death or retirement or, in the event of the restricted stock units, a change of control had taken place on that date, the following table sets forth certain information about time-vested restricted stock units subject to accelerated vesting for the indicated named executive officers.

Name	Number of Time-Vested Restricted Stock Units Subject to Acceleration of Vesting (1)	Aggregate Value of Acceleration of Vesting
David W. Williams	212,683	$3,524,157
Julie J. Robertson	77,918	$1,291,101
James A. MacLennan	78,349	$1,298,243
Bernie G. Wolford	53,580	$887,821
William E. Turcotte	42,974	$712,079

(1)	In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off.

Our performance-vested restricted stock unit agreements provide for the vesting of 50 percent of the awards for each of the 2012-2014, 2013-2015 and 2014-2016 cycles upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). The agreements also provide for pro rata vesting upon the occurrence of the death, disability or retirement of the officer, based on months of service completed in the performance period; however, such vesting is also subject to the actual performance achieved and may not result in an award. The agreements define a change of control as set out in the 1991 Plan, provided the change of control also satisfies the requirements of Code Section 409A. Assuming that a change of control had taken place on December 31, 2014, the following table sets forth certain information about restricted stock units subject to accelerated vesting for the indicated named executive officers. The amounts in the table below include the restricted stock units that were awarded with respect to the 2012-2014 cycle that were fully forfeited subsequent to December 31, 2014.

Name	Number of Performance-Vested Restricted Stock Units Subject to Acceleration of Vesting (1)	Aggregate Value of Acceleration of Vesting (2)
David W. Williams	300,786	$4,984,024
Julie J. Robertson	110,748	$1,835,094
James A. MacLennan	80,121	$1,327,605
Bernie G. Wolford	72,224	$1,196,752
William E. Turcotte	61,527	$1,019,502

(1)	In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the number of our share-based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off.

(2)	The table includes amounts associated with restricted stock units awarded for the 2012-2014 cycle that were fully forfeited. Excluding this award, the number of performance-vested restricted stock units and the aggregate values would be: Mr. Williams – 218,404 units valued at $3,618,954; Ms. Robertson – 79,169 units valued at $1,311,830; Mr. MacLennan – 60,899 units valued at $1,009,096; Mr. Wolford – 57,121 units valued at $946,495 and Mr. Turcotte – 43,679 units valued at $723,761.

DIRECTOR COMPENSATION

The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.

Annual Retainers and Other Fees and Expenses

We pay our non-employee directors an annual retainer of $50,000. Under the Noble Corporation Equity Compensation Plan for Non-Employee Directors, non-employee directors may elect to receive up to all of the retainer in shares. The number of shares to be issued under the plan in any particular quarter is generally determined using the average of the daily closing prices of the shares for the last 15 consecutive trading days of the previous quarter. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.

In addition, we pay our non-employee directors a Board meeting fee and a committee meeting fee of $2,500 per meeting. The chair of the audit committee and of the compensation committee each receive an annual retainer of $25,000, and the chair of each other standing Board committee receives an annual retainer of $15,000. The lead director also receives an annual fee of $20,000. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings, and related activities in connection with the duties as director.

Non-Employee Director Stock Options and Restricted Shares

Under the Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Nonemployee Directors (the “1992 Plan”) each annually-determined award of a variable number of restricted shares or unrestricted shares is made on a date selected by the Board, or if no such date is selected by the Board, the date on which the Board action approving such award is taken.

On January 29, 2014, an annual award of 7,248 unrestricted shares under the 1992 Plan was made to each non-employee director serving on that date, other than Mr. Chazen, who retired at the 2014 annual general meeting of shareholders.

The following table shows the compensation of our directors for the year ended December 31, 2014.

Director Compensation for 2014

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ashley Almanza	$96,500	$230,994	—	—	—	137	$327,631
Michael A. Cawley	$104,750	$230,994	—	—	—	132	$335,876
Lawrence J. Chazen (4)	$62,115	—	—	—	—	—	$62,115
Julie H. Edwards	$85,500	$230,994	—	—	—	132	$316,626
Gordon T. Hall	$120,500	$230,994	—	—	—	132	$351,626
Scott D. Josey	$43,000	$136,625	—	—	—	—	$179,625
Jon A. Marshall	$99,500	$230,994	—	—	—	132	$330,626
Mary P. Ricciardello	$126,000	$230,994	—	—	—	132	$357,126

(1)	The total number of options to purchase shares outstanding as of December 31, 2014 under the 1992 Plan was as follows: Mr. Almanza – none; Mr. Cawley – 9,630 options; Mr. Chazen – 4,815 options; Ms. Edwards – 24,076 options; Mr. Hall – none; Mr. Josey – none; Mr. Marshall – none; and Ms. Ricciardello – 9,630 options. In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the exercise price and number of stock options to preserve the economic value of the grants immediately prior to the Spin-off.

(2)	Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

(3)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on that date.

(4)	Mr. Chazen retired from the Board effective on June 10, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2014 information regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,958,633	$28.43	7,251,762
Equity compensation plans not approved by security holders	N/A	N/A	51,540	(2)
Total	1,958,633	$28.43	7,303,302

(1)	In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the exercise price and number of stock options and our share based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off.

(2)	Consists of shares issuable under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

A description of the material features of the Noble Corporation Equity Compensation Plan for Non-Employee Directors is set forth on page 48 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the year ended December 31, 2014, our directors, officers and beneficial owners of more than 10 percent of the shares complied with all applicable Section 16(a) filing requirements.

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of

Noble Corporation plc:

The board of directors (the “Board”) of Noble Corporation plc (the “Company”) maintains an audit committee composed of three non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934.

The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors and internal auditors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.

The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board AS 16. In addition, the audit committee has also discussed with the Company’s independent auditors the auditors’ independence from management and the Company. The matters discussed with the independent auditors include the matters in the written disclosures below and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regulating the independent auditor’s communications with the audit committee concerning independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held 11 meetings during 2014 and met again on January 29, 2015 and February 26, 2015.

Summary

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 26, 2015	AUDIT COMMITTEE
Mary P. Ricciardello, Chair
Ashley Almanza
Jon A. Marshall

AUDITORS

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2014 (in thousands):

	2014	2013
Audit Fees (1)	$4,127	$5,603
Audit-Related Fees (2)	2,085	2,160
Tax Compliance Fees	851	1,724
Tax Consulting Fees	448	476
All Other Fees	—	—

Total	$7,511	$9,963

(1)	Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2014 and 2013 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years. Fees for 2013 also include approximately $0.9 million for audit services performed in connection with the migration of the parent company of the Noble group to the United Kingdom.

(2)	Represents fees for professional services rendered for benefit plan audits for 2014 and 2013. Fees for 2014 and 2013 also include approximately $1.9 million and $2 million, respectively, for audit-related services performed in connection with the Spin-off of Paragon Offshore.

Pre-Approval Policies and Procedures

In January 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services, which established that the audit committee may adopt a pre-approval policy framework each year under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On January 29, 2015 and January 29, 2014, the audit committee readopted such policy framework for 2015 and 2014, respectively. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

RESOLUTIONS 6, 7 & 8

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP (US) AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP (UK) AS UK STATUTORY AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO DETERMINE UK STATUTORY AUDITOR’S COMPENSATION

The audit committee of our Board has voted unanimously to appoint the U.S. firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2015, and to re-appoint the U.K. firm of PricewaterhouseCoopers LLP as U.K. statutory auditors to the Company under the UK Companies Act 2006 (the “UK Companies Act”) (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company). You are being asked to ratify that appointment as independent registered public accounting firm and to approve their re-appointment as U.K. statutory auditors. You are also being asked to authorize the audit committee of our Board to determine the compensation of PricewaterhouseCoopers LLP as U.K. statutory auditors of the Company. PricewaterhouseCoopers LLP has audited our financial statements since 1994. PricewaterhouseCoopers AG, an affiliate of PricewaterhouseCoopers LLP, served as our statutory auditor for the year ended December 31, 2012.

Representatives of the U.S. firm of PricewaterhouseCoopers LLP and the U.K. firm of PricewaterhouseCoopers LLP, are expected to be present at the Meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.

Approval of each of the resolutions requires the affirmative vote of at least a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you vote FOR:

(a) the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the Company’s independent registered public accounting firm for fiscal year 2015;

(b) the re-appointment of PricewaterhouseCoopers LLP (UK) as the Company’s U.K. statutory auditor (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company); and

(c) the authorization of the Audit Committee to determine the U.K. statutory auditors’ compensation.

RESOLUTION 9

APPROVAL BY ADVISORY VOTE OF THE COMPANY’S EXECUTIVE COMPENSATION

Our Board recognizes the interest the Company’s shareholders have in the compensation of the Company’s named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this resolution, commonly known as a “say on pay” proposal, provides the Company’s shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy beginning on page 24 of this proxy statement and the compensation tables beginning on page 36 of this proxy statement. This advisory vote is intended to give the Company’s shareholders an opportunity to provide an overall assessment of the compensation of the Company’s named executive officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s shareholders. For more information on the purpose, goals and best practices of our compensation program see the executive summary to Compensation Discussion and Analysis beginning on page 17 of this proxy statement.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future executive compensation decisions for the Company’s named executive officers.

Approval of the resolution, on an advisory basis, requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the compensation of the Company’s named executive officers by voting FOR the approval of the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved on a non-binding advisory basis.

RESOLUTION 10

APPROVAL BY ADVISORY VOTE OF THE DIRECTORS’ COMPENSATION REPORT

In accordance with the provisions of the UK Companies Act, the directors’ compensation report in the Annual Report and Accounts contains:

•	a statement by Michael A. Cawley, chairperson of the Company’s compensation committee;

•	the directors’ compensation policy in relation to future payments to the Company’s directors and former directors (the “Compensation Policy”); and

•	the annual report on compensation, which sets out director compensation for the financial year ending December 31, 2014.

The directors’ compensation report is set out in full in the Annual Report and Accounts.

An annual advisory shareholder vote by ordinary resolution is required on the statement by the compensation committee chairperson and the annual report on compensation. No vote is necessary at the Meeting regarding the Compensation Policy as shareholders approved the Compensation Policy at our 2014 annual general meeting and the Compensation Policy is not proposed to be amended. In the absence of any changes to the Compensation Policy, and assuming shareholder approval of the directors’ compensation report as part of this resolution, the prior approval of the Compensation Policy is valid for three financial years (i.e., until December 31, 2017), which date is the latest by which the Company would be required to pass a further shareholder resolution to approve its Compensation Policy. The Company would intend to put forward a resolution to approve its Compensation Policy at its 2017 annual general meeting.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future compensation decisions for the Company’s directors. In addition, if the resolution is not passed, the Board will put forward an additional resolution at next year’s annual general meeting to reapprove the Compensation Policy.

Approval of the resolution, on an advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the Company’s directors’ compensation report (other than the part containing the Compensation Policy) for the year ended December 31, 2014 by voting FOR the resolution.

RESOLUTION 11

APPROVAL OF THE NOBLE CORPORATION 2015 OMNIBUS INCENTIVE PLAN

We are asking shareholders to vote to approve our Noble Corporation 2015 Omnibus Incentive Plan (the “2015 Incentive Plan”). On January 29, 2015, the Compensation Committee of the Board (the “Committee”) recommended to the Board that it adopt the 2015 Incentive Plan to replace our Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended and restated effective April 25, 2014 (the “Prior Plan”). The 2015 Incentive Plan was unanimously approved by our Board on January 30, 2015. The 2015 Incentive Plan will become effective as of May 1, 2015 only if approved by our shareholders. If approved, the 2015 Incentive Plan will provide for up to 7,300,000 shares of ordinary shares that may be issued as long-term incentive compensation to our employees.

The 2015 Incentive Plan ordinary shares would be an increase of 3,400,000 ordinary shares above the approximately 3,900,000 shares available for awards under the Prior Plan as of the record date. If the proposed 2015 Incentive Plan is approved by shareholders, the Prior Plan will be terminated and equity-based awards to employees will thereafter be made only from the 2015 Incentive Plan. Equity-based awards previously granted under the Prior Plan will remain outstanding in accordance with their terms, which include those of the Prior Plan. As of March 10, 2015, we had the following with regard to all of our stock-settled equity plans:

Total Stock Options Outstanding	1,955,021
Total Restricted Stock Unit Awards Outstanding	5,631,141
Total Common Stock Outstanding	241,954,658
Weighted-Average Exercise Price of Stock Options Outstanding	$28.44
Weighted-Average Remaining Duration of Stock Options Outstanding	3.68 years
Total Shares Available for Grant under the Noble 1991 Stock Option and Restricted Stock Plan(1)	3,912,522
Total Shares Available for Grant under the Noble 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors	501,793
Total Shares Available for Grant under the Noble Equity Compensation Plan for Non-Employee Directors	171,162

(1)	If the 2015 Incentive Plan is approved, no further grants will be made under the Prior Plan.

A summary description of the material features of the 2015 Incentive Plan is set forth below. The 2015 Incentive Plan document is attached to this proxy statement as Appendix A and is incorporated by reference into this proposal.

Our Board recommends that the shareholders of the Company vote FOR the proposal to approve the Noble Corporation 2015 Omnibus Incentive Plan (the “2015 Incentive Plan”). Approval of the 2015 Incentive Plan requires the affirmative vote of at least a simple majority of the votes cast on this resolution at the Meeting in person or by proxy.

Key Features and Best Practices under the 2015 Incentive Plan

No Acceleration. The 2015 Incentive Plan does not permit the Committee to accelerate awards outside of instances of death, disability and change of control.

No Liberal Share Counting. The 2015 Incentive Plan does not permit the recycling of any awards, including the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements.

Minimum Vesting Periods Required. All stock and cash awards issued under the 2015 Incentive Plan are subject to a minimum one-year vesting requirement (except for a 5% pool that may be awarded at grant date without a vesting period at the discretion of the Committee). The Company’s current policy requires a three-year vesting period for all stock and cash awards.

Limitations on the Payment of Certain Dividend Equivalent Rights. Dividend equivalent rights on all performance-based restricted stock units awarded are only paid at the time, and to the extent, the underlying shares vest. If such underlying shares are forfeited or otherwise cancelled, no dividend equivalent rights will be paid.

No Repricing of Stock Options or SARs. The 2015 Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.

No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock (or nominal value, if greater) on the date of grant.

Definition of Change in Control. The 2015 Incentive Plan defines “change in control” such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.

Administered by an Independent Committee. The Committee, which is made up entirely of independent directors, will have ultimate administration authority for the 2015 Incentive Plan. See page 9 in this proxy statement for more information about the Committee.

Purpose of the 2015 Incentive Plan

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is high competition for qualified individuals. We need to (i) attract highly qualified new industry professionals and (ii) reward and retain our experienced professionals. We believe that the issuance of equity-based incentive compensation is a key component of our comprehensive human resource strategy, and that equity-based incentives promote and sustain the progress, growth and profitability of the Company by:

•	attracting, motivating and retaining individuals of high ability;

•	reinforcing a pay-for-performance culture;

•	aligning the interest of employees’ interest with that of the Company; and

•	providing incentives and rewards to employees who are in a position to contribute to the success and long-term objectives of the Company.

The Company typically makes awards of restricted stock units to identified employees annually. On January 29, 2015, 739 of the eligible employees received grants under the Prior Plan. The competition in the industry for highly qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for available shares under an equity compensation plan.

We believe that share-based compensation and employee and director stock ownership have greatly contributed to the Company’s growth and success to date and should continue to contribute to its success in the future. In 2014, equity compensation awards to employees consisted of restricted stock units representing 3,184,013 shares. If the 2015 Incentive Plan is not approved by shareholders, it is uncertain whether the Company will be able to provide equity compensation to its employees over the next few years.

The 2015 Incentive Plan is designed to enable our employees to increase their ownership of our common stock through the grant of restricted stock units, restricted stock, stock options, and other awards, and to reward employees for the creation of shareholder value through the grant of stock-based and performance-based awards, including “at-risk” awards.

Shares Available for Award and Share Usage

Subject to the approval of the shareholders, the aggregate number of shares of ordinary shares which would be available for award under the 2015 Incentive Plan will not exceed 7,300,000 shares. If the proposed 2015 Incentive Plan is approved by shareholders, no further awards will be made under the Prior Plan and equity-based awards to employees will be made only from the 2015 Incentive Plan. Each share or share-base award under the 2015 Incentive Plan will reduce the shares available for grant under the 2015 Incentive Plan by one share.

We believe we have demonstrated our commitment to sound equity compensation practices. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels. As of March 10, 2015, the 7,300,000 shares of ordinary shares under the 2015 Incentive Plan represent approximately 3.02% of our outstanding ordinary shares. The three-year average annual percentage of the Company’s outstanding ordinary shares that were issued under the Company’s various equity incentive plans, or the Company’s “burn rate”, was 1.47% (for ISS purposes), which was below the ISS cap of 2.0% for S&P 500 constituents in the energy industry. We calculated our burn rate by (a) applying a factor of two and one-half to granted time-based awards and vested performance-based awards and a factor of one to stock option awards granted during the calendar year and (b) dividing the resulting number by the weighted average number of shares of the Company’s common stock outstanding during such year. Based on current grant practices and the trading price of the Company’s common stock on the date of this proxy statement, the 2015 Incentive Plan is expected to cover awards for no more than two years.

If an award expires or is terminated, cancelled or forfeited, the shares associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the 2015 Incentive Plan, and the total number of shares available under the 2015 Incentive Plan will be increased by the same amount as such shares were counted against the total number of shares, it being understood that no increase or decrease will be made to the Maximum Share Limit with respect to an award that can only be settled in cash. The following shares will not become available again for allotment and issuance, transfer, or delivery under the 2015 Incentive Plan:

(i) Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(ii) Shares cancelled upon the exercise of a tandem SAR grant;

(iii) Shares purchased on the open market with the proceeds of an exercise price payment with respect to an option;

(iv) Shares underlying a free-standing SAR grant, to the extent the number of such shares exceeds the number of shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR; and

(v) Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, in payment of the exercise price of an option.

General

The description of the 2015 Incentive Plan set forth below is a summary of the material features of the 2015 Incentive Plan as proposed. This summary does not purport to be a complete description of all the provisions of the 2015 Incentive Plan and is qualified in all respects by the copy of the 2015 Incentive Plan included as Appendix A to this proxy statement.

The 2015 Incentive Plan achieves the purpose described above by permitting grants of any options, stock appreciation rights (“SARs”), stock or stock unit awards, or cash awards, any of which may be structured as a performance award, as described in more detail below, pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the 2015 Incentive Plan. For additional information, please see “Securities To Be Offered” below.

The 2015 Incentive Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan intended to qualify as an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006. Part B constitutes a sub-plan for the provision of awards to employees of certain subsidiaries that are not treated as such for purposes of the UK Companies Act 2006. The limitations on awards described below will apply to the aggregate number of awards made under both Parts A and B of the 2015 Incentive Plan.

The 2015 Incentive Plan, in part, is intended to qualify under the provisions of the Code, relating to incentive stock options. The 2015 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration

Except as otherwise provided in the 2015 Incentive Plan with respect to actions or determinations by our Board, the 2015 Incentive Plan will be administered by the Committee; provided, however, that (i) any and all members of the Committee will satisfy any independence requirements prescribed by any applicable stock exchange; (ii) awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “non-employee directors” as defined for purposes of the Exchange Act; and (iii) any award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code will be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions of the 2015 Incentive Plan, the Committee will have the power and authority to administer the 2015 Incentive Plan and to take all actions that are specifically contemplated by the 2015 Incentive Plan or are necessary or appropriate in connection with the administration of the 2015 Incentive Plan. The Committee will also have the power to interpret the 2015 Incentive Plan and the award agreements thereunder, to correct any defect or supply any omission or reconcile any inconsistency in the 2015 Incentive Plan or in any award agreement, and to adopt such rules, regulations and guidelines for carrying out the 2015 Incentive Plan as it may deem necessary or proper.

The Committee may, in its discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the award, including without limitation rules pertaining to the termination of employment or service by reason of death or disability. In addition, the Committee may prescribe such additional terms, conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of retirement; provided, however, in no event will the vesting or exercisability of an award be accelerated upon any such termination of employment or service by reason of retirement. Subject to the restrictions on repricing described below, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an award, or (y) in the event of a change in control, death or termination of employment or service by reason of disability, accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the 2015 Incentive Plan or an award or otherwise amend or modify an award in any manner that is, in either case, (i) not materially adverse to the participant to whom such award was granted, (ii) consented to by such participant or (iii) authorized by the 2015 Incentive Plan in the case of changes in capital structure, as described below; provided, however, that no such action will permit the term of any option to be greater than 10 years from the date such award was granted pursuant to the 2015 Incentive Plan (the “Award Date”).

Our Board will have the same powers as the Committee to the extent our Board administers the 2015 Incentive Plan or a portion thereof.

Eligibility

All employees of the Company or its subsidiaries are eligible for awards under Part A or Part B of the 2015 Incentive Plan, as applicable. The Committee or the Board, as applicable, will determine the type or types of awards to be made under the 2015 Incentive Plan and will designate from time to time the employees who are to be granted awards under the 2015 Incentive Plan. If the Committee makes an award to an individual whom it expects to become employed following the Award Date, such award will be subject to (among other terms and conditions) the individual actually becoming employed by the Company or its subsidiary. Neither consultants nor non-employee directors are eligible for awards under the 2015 Incentive Plan.

Available Shares

No award may be granted pursuant to the 2015 Incentive Plan to the extent the award relates to a number of ordinary shares which, together with the number of shares issuable in settlement of or relating to all other outstanding awards under the 2015 Incentive Plan exceeds the Maximum Share Limit (defined below) on shares issuable pursuant to the 2015 Incentive Plan. In addition:

(i) No employee may be granted during any calendar year awards consisting of options or SARs that are exercisable for more than 2,000,000 shares; and

(ii) No employee may be granted during any calendar year other stock-based awards covering or relating to more than 2,000,000 shares.

Securities to be Offered

Shares Subject to the 2015 Incentive Plan. The maximum aggregate number of ordinary shares that may be granted for any and all awards under the 2015 Incentive Plan will not exceed 7,300,000 shares, subject to any adjustment due to recapitalization or reorganization permitted under the 2015 Incentive Plan (the “Maximum Share Limit”), all of which will be available for incentive stock options under the 2015 Incentive Plan. Each share subject to an award granted under the 2015 Incentive Plan will be counted against the Maximum Share Limit as one share. Shares available under the 2015 Incentive Plan may be unissued shares from the Company’s authorized or conditional share capital, shares held in treasury by the Company or one or more its subsidiaries, or shares that may be held pursuant to a special trust arrangement that may be established pursuant to the 2015 Incentive Plan, under which the shares held in trust may be allotted, issued, transferred or delivered to participants in connection with their awards.

If an award expires or is terminated, cancelled or forfeited, the shares associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the 2015 Incentive Plan, and the Maximum Share Limit will be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease will be made to the Maximum Share Limit with respect to an award that can only be settled in cash. The following shares will not become available again for allotment and issuance, transfer, or delivery under the 2015 Incentive Plan:

(i) Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(ii) Shares cancelled upon the exercise of a tandem SAR grant;

(iii) Shares purchased on the open market with the proceeds of an exercise price payment with respect to an option;

(iv) Shares underlying a free-standing SAR grant, to the extent the number of such shares exceeds the number of shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR; and

(v) Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, in payment of the exercise price of an option.

No account will be taken of any rights to subscribe for shares that may be held in the special trust arrangement described above to the extent that the rights are granted solely to enable the trustee to satisfy grants or awards that have already been taken into account (i.e., so as to avoid double counting).

Awards

Restricted Stock Unit Awards. An award may be in the form of restricted stock units. These awards of restricted stock units are rights that entitle the grantee to receive ordinary shares of the Company upon the vesting of such restricted stock units. The terms, conditions and limitations applicable to a restricted stock unit award, including, but not limited to, the restriction period and the right, if any, to dividend equivalents (subject to any mandatory reinvestment or other requirements imposed by the Committee) will be determined by the Committee. Dividend equivalents are amounts equal to dividends and other distributions (or the economic equivalent thereof (excluding, unless the Committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the restriction period or performance period, as applicable, on a like number of shares that are subject to the restricted stock unit award. Subject to the terms of the 2015 Incentive Plan, the Committee, in its discretion, may settle restricted stock units in the form of cash or by the allotment and issuance, transfer or delivery of shares (or in a combination thereof) equal to the value of the vested restricted stock units, subject to the above guidelines on the restriction period.

Restricted Stock Awards. An award may be in the form of restricted stock. These awards of restricted stock are rights that entitle the grantee to receive ordinary shares of the Company upon the vesting of such restricted stock. The terms, conditions and limitations applicable to any restricted stock award, including, but not limited to, vesting or other restrictions, will be determined by the Committee, subject to the above guidelines on the restriction period. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there will not be any purchase price charged for any restricted stock award under the 2015 Incentive Plan.

To the extent provided under the terms of the award agreement, the holder of a restricted stock award may have rights as a shareholder, including the right to vote the ordinary shares subject to the restricted stock award or to receive dividends on the ordinary shares subject to the restricted stock award (subject to any mandatory reinvestment or other requirements imposed by the Committee).

Options. An award may be in the form of an option, which may consist of either an incentive stock option or a nonqualified stock option. Options are rights to purchase a specified number of ordinary shares of the Company at a specified price. The exercise price of an option will be not less than the greater of the nominal value or the fair market value of the shares on the Award Date. The term of an option generally will not exceed 10 years from the Award Date, but may be extended by the Committee if the last day of such period occurs at a time when the Company has imposed a prohibition on the trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law. Any such extension must end no more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any option, including, but not limited to, the term of any option and the date or dates upon which the option becomes vested and exercisable, will be determined by the Committee. Any award of incentive stock options will be granted in a manner intended to satisfy the requirements of Section 422 of the Code. All rights to exercise an option and any SARs that relate to such option will terminate six months after the date the participant’s termination of employment or service (or the remaining term of the option if shorter), unless the award agreement or other written agreement provides otherwise in connection with any termination of employment or service by reason of death or disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the option and any SARs that relate to such option will thereafter be null and void for all purposes.

SARs. An award may be in the form of a SAR. A SAR is a right to receive an amount equal to the excess of the fair market value of one ordinary share of the Company on the date of exercise over the exercise price of the SAR. The exercise price for a SAR will not be less than the greater of the nominal value or the fair market value of the shares on the Award Date. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for a SAR will extend no more than 10 years after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, will be determined by the Committee.

Stock Awards. The foregoing awards of restricted stock and restricted stock units are described in the 2015 Incentive Plan as stock awards. As a general rule, the vesting of stock awards will be subject to a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a participant’s termination of employment or service by reason of death or disability, or a change in control. Notwithstanding the preceding sentence, 5% of the total number of shares available for allotment and issuance, transfer, or delivery under the 2015 Incentive Plan will not be subject to the minimum restriction period or performance period, as applicable, it being understood that the Committee may, in its discretion and at the time an award is granted, designate any shares that are subject to such award as excepted from the described minimum restriction period or performance period (“Excepted Shares”).

Performance Awards. An award may be in the form of a qualified or nonqualified performance award. Performance awards represent a participant’s right to receive an amount of cash, ordinary shares, or a combination of both, contingent upon the annual attainment of specified performance measures within a specified period (i.e., the performance period). The terms, conditions and limitations applicable to an award that is a performance award will be determined by the Committee, subject to the above guidelines on the performance period. The Committee will set performance goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion of an award that may be exercised.

(i) Qualified Performance Awards. Performance awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code will be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective performance goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal will include one or more of the measures specified in the 2015 Incentive Plan, relating to financial or operational performance of the Company and/or its subsidiaries. These measures generally relate to:

•	return on equity, assets or capital;

•	revenue or income measures;

•	expense measures;

•	operating measures (which include various productivity, total costs, operating income, cash flow, working capital, margin, sales, etc.);

•	liquidity measures;

•	leverage measures;

•	market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	corporate value measures (which include various compliance, safety, environmental and personnel measures, including, management succession); and

•	other measures such as those relating to mergers, acquisitions, dispositions, or similar transactions, strategic accomplishments, or to customer satisfaction.

A performance goal need not be based upon an increase or positive result under a particular business criterion, but could include, for example, maintaining the status quo or limiting economic losses. Prior to the payment of any compensation based on the achievement of performance goals applicable to qualified performance awards, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. The Committee may provide in any performance award that any evaluation of performance may include or exclude the effects of specified extraordinary events that occur during a performance period.

(ii) Nonqualified Performance Awards. The Committee may determine that it is in the Company’s best interest to use performance awards that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code. Such awards will be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the Committee will determine.

(iii) Adjustment of Performance Awards. Awards that are intended to qualify as performance awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The Committee may retain the discretion to adjust such performance awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the Committee determines.

Cash Awards. An award may be in the form of a cash award. The terms, conditions and limitations applicable to a cash award, including, but not limited to, vesting or other restrictions, will be determined by the Committee in accordance with the 2015 Incentive Plan. No employee may be granted during any calendar year (x) cash awards or (y) other awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

Other Provisions

Repricing. Except for adjustments reflecting the effects of stock splits, stock dividends, other recapitalizations, or a change in control, liquidation, or reorganization of the Company, (i) no outstanding awards granted under the 2015 Incentive Plan can be directly or indirectly repriced without approval by the Company’s shareholders; and (ii) no option or SAR may be issued in exchange for the cancellation of an option or SAR with a higher exercise price nor may the exercise price of any option or SAR be reduced, or any other action deemed to be a direct or indirect repricing under generally accepted accounting principles.

Change in Control. Upon a change in control, the Committee, acting in its discretion, will effect one or more of the following alternatives, which may vary among individual participants and which may vary among awards held by any individual participant: (i) provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount that the Committee will determine in its discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or SARs will be the excess of the fair market value of shares on such date over the exercise price of such award.

Repayment/Forfeiture of Awards. Any award will be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the award.

Merger, Recapitalization, Etc. If there is any increase or decrease in the number of allotted and issued and outstanding shares of the Company, through the declaration of a dividend in shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of shares of the Company, then and in each such event:

(i) Appropriate adjustments will be made in the Maximum Share Limit and the individual limitations on options and other stock-based awards, to the end that such limitations will apply to the same proportion of the Company’s allotted and issued and outstanding shares; and

(iii) Appropriate adjustment will be made (x) in the number of shares and the exercise price per share thereof then subject to purchase pursuant to each option or SAR previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to purchase at the same aggregate exercise price; and (y) in the number of shares then subject to each restricted stock award or restricted stock unit award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to allotment and issuance, transfer or delivery in settlement of such award.

Transferability of Awards. Unless otherwise determined by the Committee and expressly provided for in an award agreement or except as provided below, no award and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the 2015 Incentive Plan or applicable award and in a form acceptable to the Committee. Notwithstanding the foregoing, a participant may assign or transfer an award with the consent of the Committee (i) for charitable donations or (ii) to specified family members or family trusts or partnerships; provided that any such transferee will be bound by and subject to all of the terms and conditions of the 2015 Incentive Plan and the award agreement relating to the transferred award; and provided further that such participant will remain bound by the terms and conditions of the 2015 Incentive Plan.

Tax Withholding. A participant’s minimum statutory tax withholding with respect to an award may, at the discretion of the Committee and subject to conditions that the Committee may impose, be satisfied by, among other things, withholding from any payment related to an award or by the withholding of ordinary shares issuable pursuant to the award based on the fair market value of the shares.

Amendment. Our Board may amend, modify, suspend or terminate the 2015 Incentive Plan (and the Committee may amend an award agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any participant under any award previously granted to such participant will be made without the consent of such participant; and (b) no amendment or alteration will be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s ordinary shares are listed, including any amendment that expands the types of awards available under the 2015 Incentive Plan, materially increases the number of shares available for awards under the 2015 Incentive Plan, materially expands the classes of persons eligible for awards under the 2015 Incentive Plan, materially extends the term of the 2015 Incentive Plan, materially changes the method of determining the exercise price of options or SARs, deletes or limits any provisions of the 2015 Incentive Plan that prohibit the repricing of options or SARs, or decreases any minimum vesting requirements for any stock award.

Tax Consequences

U.S. Federal Income Tax Consequences. The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of U.S. federal income tax consequences and, when applicable, such consequences may be either more or less favorable than those described below depending on a participant’s particular circumstances.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) the discussion of U.S. federal tax issues in this proxy statement is not intended or written to be or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

The 2015 Incentive Plan is not qualified under Section 401(a) of the Code.

Nonqualified Stock Options. An optionee will not recognize any income for U.S. federal income tax purposes upon the grant of a nonqualified stock option (i.e., an option that is not intended to comply with Section 422 of the Code). Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for such ordinary shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment.

The basis of ordinary shares transferred to an optionee upon the exercise of a nonqualified stock option is the price paid for such ordinary shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells ordinary shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the ordinary shares will constitute capital gain to the optionee for U.S. federal income tax purposes.

Incentive Stock Options. No income will be recognized by an optionee for U.S. federal income tax purposes upon the grant or exercise of an incentive stock option (i.e., an option that is intended to comply with Section 422 of the Code). The basis of ordinary shares transferred to an optionee upon exercise of an incentive stock option is the price paid for the ordinary shares. If the optionee holds the ordinary shares for at least one year after the transfer of the ordinary shares to the optionee and two years after the grant of the incentive stock option, the optionee will recognize capital gain or loss upon sale of the ordinary shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the ordinary shares. Generally, if the ordinary shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for the ordinary shares, or, if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. The optionee’s additional gain or any loss realized upon disposition will be a capital gain or loss. The excess of the fair market value of ordinary shares received upon the exercise of an incentive stock option over the option price for the ordinary shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.

SARs. The recipient will not be subject to any U.S. federal income tax consequences upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and/or the fair market value of any ordinary shares acquired pursuant to the exercise.

Restricted Stock. If the restrictions on an award of ordinary shares of restricted stock are of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the recipient will not recognize income for U.S. federal income tax purposes at the time of the award unless the recipient affirmatively elects within 30 days after the date the restricted stock is granted to include the fair market value of the ordinary shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the recipient will be required to include in income for U.S. federal income tax purposes on the date the ordinary shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the ordinary shares of restricted stock on such date, less any amount paid for the shares. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a recipient on ordinary shares of restricted stock before the expiration of the restricted period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

If the restrictions on an award of restricted stock are not of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for U.S. federal income tax purposes at the time of the transfer of the ordinary shares in an amount equal to the fair market value of the ordinary shares of restricted stock on the date of the transfer, less any amount paid therefor.

Restricted Stock Units. There are no U.S. federal income tax consequences to the recipient upon the award of restricted stock units. Generally, the recipient will recognize ordinary income upon the transfer of ordinary shares in satisfaction of an award of restricted stock units in an amount equal to the fair market value of the ordinary shares so transferred.

Generally, a recipient will recognize ordinary income subject to withholding upon the payment of any cash dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash received.

Cash Awards. Generally, the amount paid to a recipient in cash pursuant to a cash award will be ordinary income to the recipient at the time of payment.

Application of Code Section 409A. Section 409A of the Code imposes an additional “20 percent plus interest” tax on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including certain stock options, SARs and restricted stock unit programs. Generally, Section 409A of the Code does not apply to incentive stock options, to nonqualified stock options or SARs granted at fair market value if no deferral is provided beyond exercise, or to shares of restricted stock.

The benefits payable under the 2015 Incentive Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code. However, if the 2015 Incentive Plan or a grant or award made under the 2015 Incentive Plan fails to comply in form or operation with any applicable requirement of Section 409A of the Code, a participant may become subject to the taxes imposed by Section 409A of the Code.

Tax Consequences to the Company. Since the Company does not expect to have United States sourced income, the Company does not expect that the grant or exercise of options or SARs or the award of restricted stock, restricted stock units or cash awards will have any effect upon it for United States tax purposes.

Tax Code Limitations on Deductibility. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2015 Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 2015 Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such awards that relate to ordinary shares exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. Although the 2015 Incentive Plan has been drafted in a manner that would enable the requirements for the performance-based compensation exception to be satisfied, the Committee may determine that it is in the Company’s best interests not to satisfy the requirements for the exception. See “Awards — Performance Awards.”

As of the date of this proxy statement, no employee of the Company has been granted any awards under the 2015 Incentive Plan. The awards, if any, that will be granted to eligible persons under the 2015 Incentive Plan are subject to the discretion of the Committee and, therefore, are not determinable. Awards of equity based compensation to the Company’s non-employee directors and to named executive officers under the Prior Plan are disclosed in the Summary Compensation Table under the Compensation Discussion and Analysis section included in this proxy statement. If the 2015 Incentive Plan submitted to shareholders is not approved by shareholders at the annual meeting, the 2015 Incentive Plan will not be adopted and no awards will be granted under the 2015 Incentive Plan.

Recommendation and Required Affirmative Vote

Our Board unanimously recommends that shareholders vote FOR the approval of the proposed Noble Corporation 2015 Omnibus Incentive Plan.

Because each of our executive officers will be eligible to receive awards under the 2015 Incentive Plan, each of our executive officers has an interest in, and may benefit from, the adoption of the 2015 Incentive Plan.

The affirmative vote of the holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy. The 2015 Incentive Plan and any awards granted thereunder are conditional upon and of no force or effect unless the 2015 Incentive Plan receives approval by the requisite vote of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED NOBLE CORPORATION 2015 OMNIBUS INCENTIVE PLAN.

OTHER MATTERS

Shareholder Proposals

Any proposal by a shareholder intended to be presented at the 2016 annual general meeting of shareholders must be received by the Company at our principal executive offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England, Attention: Julie J. Robertson, Executive Vice President and Secretary, no later than November 24, 2015, for inclusion in our proxy materials relating to that meeting.

In order for a shareholder to bring business before an annual general meeting of shareholders, a written request must be sent to our corporate secretary not less than 60 nor more than 120 days in advance of the annual general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item, and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, the name and address of the director nominee, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the director nominee and accompanied by evidence of the shareholding required to make such request, a description of all arrangements or understandings between the shareholder and the director nominee and any other persons (giving their names) pursuant to which the nominations are to be made, other information about the director nominee required to be disclosed in a proxy statement by SEC rules, and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Solicitation of Proxies

The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $13,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

In some cases, only one copy of the proxy materials are being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon a written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address may also submit requests for delivery of a single copy of the proxy materials. To request separate or single delivery of these materials now or in the future, shareholders may submit a request to Investor Relations at our offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England.

Additional Information about the Company

You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

•	our corporate governance guidelines;

•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics (and any amendment thereto or waiver of compliance therewith);

•	our Articles of Association;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our board of directors and shareholder relations.

Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2014 Annual Report, which is being made available with this proxy statement.

Audit Concerns

Under s.527 of the UK Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter of concern relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s.437 of the UK Companies Act. The business that may be dealt with at the Meeting includes any statement that the Company has been required to publish on a website under s.527 of the UK Companies Act.

NOBLE CORPORATION plc

David W. Williams

Chairman, President and Chief Executive Officer

London, England

March 16, 2015

NOBLE CORPORATION

2015 OMNIBUS INCENTIVE PLAN

PART A

1. Plan. Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”), established this Noble Corporation 2015 Omnibus Incentive Plan (the “Plan”), to be effective as of May 1, 2015 (the “Effective Date”); provided that the Plan has received the requisite shareholder approval.

The Plan is the successor to the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended and restated effective January 30, 2014 (the “Prior Plan”). For periods on and after the Effective Date of the Plan, no new Awards (as defined below) may be granted under the Prior Plan. Awards granted prior to such Effective Date pursuant to the Prior Plan shall continue to be administered in accordance with the terms of the Prior Plan.

2. Purpose. The Plan is designed to attract and retain the best available persons for service with the Company and its Subsidiaries (as defined below), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing such persons with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

The Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan that shall be an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006. The terms and conditions of Part A are incorporated by reference in Part B, and apply to Part B except as expressly modified therein. The limitations on Awards in Paragraph 5 shall apply to the aggregate number of Awards made under the Plan.

Part B constitutes a sub-plan for the provision of Awards to Employees (as defined below) who would be eligible under Part A if the proviso at the end of the definition of “Subsidiary” for purposes of Part A was inapplicable. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006.

3. Definitions. As used in the Plan, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively, and in writing delivered to the Committee (or its applicable delegate), reject the applicable Award and Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Award Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Board” means the Board of Directors of the Company.

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“Cash Award” means an Award denominated in cash.

“Change in Control” means a Change in Control as defined in Attachment 1 to Part A of the Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer the Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Noble Corporation plc, a public limited company organized under the laws of England and Wales.

“Consultant” means an individual providing services to the Company or any of its Subsidiaries, other than an Employee or a Non-Employee Director.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Section 162(m) of the Code.

“Disability” means a medically determinable physical or mental impairment (1) that prevents an Employee from performing his or her employment duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than twelve months as determined by the Committee, or (2) for which the Employee is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company or a Subsidiary. Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i) to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

“Dividend Equivalents” means, in the case of an Award comprising Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof (excluding, unless the Committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.

“Effective Date” has the meaning set forth in Paragraph 1.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Excepted Shares” has the meaning set forth in Paragraph 8.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Shares, as applicable, under the terms of an Award.

“Fair Market Value” of a Share means, as of a particular date,

(1)	if Shares are then listed or admitted to trading on a national securities exchange, the average of the reported high and low sales price per Share on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal national securities exchange on which such Share is so listed or admitted to trading,

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(2)	if the Shares are not so listed or admitted to trading, the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available,

(3)	if the Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or

(4)	if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee in accordance with any applicable requirements of Section 409A or 422 of the Code.

“Incentive Stock Option” means an Option that is designated as such in the applicable Award Agreement and intended to comply with the requirements set forth in Section 422 of the Code.

“Maximum Share Limit” has the meaning set forth in Paragraph 5(a).

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee, Consultant or officer of the Company (i.e., an individual elected or appointed to serve as a director of the Company by the Board or in such other manner as may be prescribed in the articles of association of the Company).

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an individual to whom an Award has been made under the Plan.

“Performance Award” means an Award made pursuant to the Plan to a Participant, which award is subject to the attainment of one or more Performance Goals or other established performance criteria, as applicable.

“Performance Goal” means one or more standards established by the Committee under Paragraph 8(e)(i) to determine in whole or in part whether a Performance Award shall be earned.

“Permitted Assignee” has the meaning set forth in Paragraph 13.

“Plan” means this Noble Corporation 2015 Omnibus Incentive Plan, as such plan may be amended from time to time.

“Prior Plan” has the meaning set forth in Paragraph 1.

“Qualified Performance Awards” has the meaning set forth in Paragraph 8(e)(i).

“Restricted Stock” means Shares allotted and issued or transferred pursuant to Paragraph 8 that are restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that provides for the allotment and issuance, transfer, or delivery of one Share or equivalent value in cash upon the satisfaction of the terms, conditions, and restrictions applicable to such Restricted Stock Unit.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

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“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means the termination of an Employee’s employment with the Company or a Subsidiary for any reason (other than death, Disability or termination on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a Subsidiary) on or after the date as of which the sum of such Employee’s age and the number of such Employee’s years of continuous service with the Company and its Subsidiaries (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 60.

“Share” means one ordinary share of the Company, nominal value $0.01 per share, or any stock or other security hereafter allotted and issued or which may be allotted and issuable in substitution or exchange for a Share.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or by allotment and issuance, transfer, or delivery of Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of Shares, including a Restricted Stock Award or a Restricted Stock Unit Award that may be settled in Shares, but excluding Options and SARs.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5(b).

“Subsidiary” means (1) any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise); provided that, in the case of any entity that would otherwise fall within sub-paragraphs (1) or (2) of this definition, it shall only be a “Subsidiary” if it is also a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

“Trustee” means the trustee or trustees for the time being of any employee benefit trust established for the benefit of most or all of the employees or former employees of the Company or its Subsidiaries or certain of their relatives.

4. Eligibility.

(a) Employees. All Employees are eligible for Awards under Part A or Part B of the Plan, as applicable; provided, however, that if the Committee makes an Award to an individual whom it expects to become employed following the Award Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming employed by the Company or a Subsidiary.

(b) Consultants. Consultants are not eligible for Awards under the Plan.

(c) Non-Employee Directors. Non-Employee Directors are not eligible for Awards under the Plan.

(d) The Committee or the Board, as applicable, shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be granted Awards under the Plan.

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5. Shares Available for Awards.

(a) Available Shares. Subject to the provisions of Paragraph 14 hereof, the maximum number of Shares that may be allotted and issued, transferred, or delivered pursuant to Awards under the Plan (including rights or Options that may be exercised for or settled in Shares) shall be 7,300,000 (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Share subject to an Award granted under the Plan shall be counted against the Maximum Share Limit as 1 Share. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital, Shares held in treasury by the Company or one or more subsidiaries of the Company, or Shares acquired by or allotted and issued or gifted to a Trustee.

If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease shall be made to the Maximum Share Limit with respect to an Award that can only be settled in cash. The following Shares shall not become available again for allotment and issuance, transfer, or delivery under the Plan:

(i) Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, in payment of the Exercise Price of an Option;

(ii) Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(iii) Shares cancelled upon the exercise of a tandem SAR grant;

(iv) Shares purchased on the open market with the proceeds of an Exercise Price payment with respect to an Option; and

(v) Shares underlying a free-standing SAR grant, to the extent the number of such Shares exceeds the number of Shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR.

No account shall be taken of any rights to subscribe for Shares granted to a Trustee to the extent that the rights are granted solely to enable the Trustee to satisfy grants or awards that have already been taken into account for the purposes of this paragraph (a) (i.e., so as to avoid double counting).

The Committee may adopt reasonable counting procedures, consistent with the foregoing, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for allotment and issuance, transfer, or delivery pursuant to Awards.

(b) Limitations. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Awards made hereunder:

(i) No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 2,000,000 Shares;

(ii) No Employee may be granted during any calendar year Stock Awards covering or relating to more than 2,000,000 Shares (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

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(iii) No Employee may be granted during any calendar year (x) Cash Awards or (y) other Awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

6. Administration.

(a) Authority of the Committee. Except as otherwise provided in the Plan with respect to actions or determinations by the Board, the Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Shares; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “non-employee directors” as defined in United States Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret the Plan and the Award Agreements thereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. Subject to Paragraph 6(d) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of a Change in Control, death or termination of employment or service by reason of Disability, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not materially adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 14(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Award Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s purposes. Any decision of the Committee in the interpretation and administration of the Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Except as otherwise provided herein, the Board shall have the same powers as the Committee to the extent the Board administers the Plan or a portion thereof.

(b) Procedures Adopted Under the Prior Plan. Any procedures adopted by the Committee or otherwise for the administration of the Prior Plan shall continue in effect for the administration of the Plan until amended or revoked by the applicable authority hereunder.

(c) Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company from any claim, loss, damage or expense (including counsel fees) with respect to any such action or determination, except for his or her own willful misconduct or as expressly provided by statute.

(d) Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 14 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel or substitute any outstanding Options or SARs for Options or SARs with a lower Exercise Price, cash or other Awards.

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(e) Expenses; Company Records. All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Subsidiaries. Records of the Company and its Subsidiaries regarding a person’s period of employment or service, termination of employment or service and the reason therefor, leaves of absence and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

7. Delegation. The Committee may delegate any of its duties under the Plan (including, but not limited to, delegating by resolution to an Authorized Officer the authority to grant Awards) to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. Any such delegation hereunder shall only be made to the extent permitted by applicable law. Any delegation of duties under the Prior Plan shall continue in effect as a delegation under the Plan until amended or revoked by the applicable authority hereunder.

8. Awards. The Committee shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee.

Upon the termination of employment or service by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant, it being understood that the Committee may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation rules pertaining to the termination of employment or service by reason of death or Disability. In addition, the Committee may prescribe such additional terms conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of Retirement; provided, however, in no event shall the vesting or exercisability of an Award be accelerated upon any such termination of employment or service by reason of Retirement. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Subsidiaries.

All rights to exercise an Option and any SARs that relate to such Option shall terminate six months after the date the Participant’s termination of employment or service (or the remaining term of the Option if shorter), unless the Award Agreement or other written agreement provides otherwise in connection with any termination of employment or service by reason of death or Disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the Participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes.

Except as otherwise provided in this Paragraph 8, any Stock Award or Cash Award shall have a minimum Restriction Period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service by reason of death or Disability, or a Change in Control. Notwithstanding any provision herein to the contrary, 5%

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of the total number of Shares available for allotment and issuance, transfer, or delivery under the Plan (the “Excepted Shares”) shall not be subject to the minimum Restriction Period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted.

(a) Options. An Award may be in the form of an Option. An Option awarded pursuant to the Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option; provided that Incentive Stock Options may be granted only to applicable Employees of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (as defined in Sections 424(e) and (f) of the Code, respectively). The Exercise Price of an Option shall be not less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The term of an Option shall not exceed 10 years from the Award Date; provided that the period during which an Option may be exercised may be extended by the Committee or pursuant to procedures of the Committee if the last day of such period occurs at a time when the Company has imposed a prohibition on trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law; provided further, that the period during which the Option may be extended is not more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee. Any Award of Incentive Stock Options shall satisfy the $100,000 limit on the aggregate Fair Market Value of Shares subject to Incentive Stock Options that may become exercisable for the first time by any individual during any calendar year, as determined under Section 422(d) of the Code. Any Award of Incentive Stock Options to a 10-percent shareholder, as defined in Section 422(b)(6) of the Code shall meet the requirements of Section 422(c)(5) of the Code. The Award Agreement applicable to any Award intended to qualify as an Incentive Stock Option shall so designate the Award as an Incentive Stock Option.

(b) Stock Appreciation Rights. An Award may be in the form of a SAR. The Exercise Price for a SAR shall not be less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

(c) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee in accordance with the Plan.

(d) Stock Awards. An Award may be in the form of a Stock Award, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award as further described below. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and shall, except to the extent the Stock Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Stock Award under the Plan.

(i) Restricted Stock Awards. The terms, conditions and limitations applicable to a Restricted Stock Award, including, but not limited to, the Restriction Period and the rights to vote or receive dividends and other distributions with respect to the Shares subject to the Restricted Stock, if any, shall be determined by

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the Committee; provided, however, that except to the extent the Restricted Stock Award relates to Excepted Shares, such Restricted Stock Award shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(ii) Restricted Stock Unit Awards. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part by the allotment and issuance, transfer, or delivery of Shares shall, except to the extent the Restricted Stock Unit Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(e) Performance Awards. An Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(i) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code (“Qualified Performance Awards”) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following:

•	return measures (which include various return on equity, return on assets and return on invested capital measures);

•

revenue and income measures (which include various revenue, gross margin, income from operations, net income, net sales, backlog, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT) and economic value added (EVA) measures;

•

expense measures (which include various costs of goods sold, selling, finding and development costs, operating and maintenance expenses, general and administrative expenses and overhead costs measures);

•

operating measures (which include various productivity, total costs, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin, sales volumes, availability, commercial capacity factor and total margin capture factor measures);

•	cash flow measures (which include various net cash flow from operating activities and working capital, adjusted cash flow and free cash flow measures);

•	liquidity measures (which include various earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization measures);

•	leverage measures (which include various debt-to-equity ratio, gross debt and net debt measures);

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•	market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	corporate value measures (which include various compliance, safety, environmental and personnel measures, including, management succession); and

•	other measures such as those relating to mergers, acquisitions, dispositions, or similar transactions, strategic accomplishments, or to customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Covered Employees and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to the Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, (7) foreign exchange gains and losses, (8) unrealized gains and losses on energy derivatives, (9) settlement of hedging activities, and (10) gains and losses from asset sales and emission and exchange allowance sales.

(ii) Nonqualified Performance Awards. To the extent Performance Awards are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, such Awards shall be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the Committee shall determine.

(iii) Adjustment of Performance Awards. Awards that are intended to qualify as Performance Awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The Committee may retain the discretion to adjust such Performance Awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the Committee determines.

9. Award Payment; Dividends and Dividend Equivalents.

(a) General. Payment of Awards by the Company (or Trustee, as applicable) may be made in the form of cash or by the allotment and issuance, transfer of delivery of Shares (evidenced by book-entry registration), or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled by the allotment and issuance, transfer or delivery of Shares, the Restricted Stock Units shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any payment of cash or any allotment and issuance, transfer or delivery of Shares to the recipient of any Award, or to his or her legal representative, heir, legatee or distributee,

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in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all applicable claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

(b) Dividends and Dividend Equivalents. Rights to (i) dividends or other distributions may be extended to and made part of any Restricted Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish as set forth in the Award Agreement thereto; provided that, to the extent such Dividend Equivalents are extended to and made part of any Restricted Stock Unit Award that comprises a Performance Award, such Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the underlying Performance Award. Accordingly, the right to receive such Dividend Equivalent payments shall be forfeited to the extent that the underlying Restricted Incentive Units do not vest, are forfeited or are otherwise cancelled pursuant to such Performance Award. Notwithstanding any provision herein to the contrary, dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

10. Option and SAR Exercise. At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares. Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to which the Option is being exercised, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the Exercise Price in a form acceptable to the Company. The Committee, in its sole discretion, may determine acceptable methods for Participants to tender Shares, including tender by attestation of shares held by a broker. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time; provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 10.

11. Taxes. The Company shall have the right to require payment of applicable taxes, social security obligations and pension plan obligations (or similar charges) as a condition to settlement of any Award. The amount determined by the Committee to be due upon the grant or vesting of any Award, or at any other applicable time, shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may arrange for such payment by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to the Award, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the withholding amount in a form acceptable to the Company. The Committee may take or require such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes and other charges; provided, however, that to the extent a Participant surrenders Shares, or otherwise forfeits or surrenders the right to require the Company to allot and issue, transfer, or deliver Shares, the number of such Shares must equal in Fair Market Value no more than the required minimum withholding taxes and other charges. If Shares subject to the Award are used as set forth above to satisfy tax or other charges, such shares shall be valued based on the Fair Market Value on the date as of which the amount of the tax or charges is determined. Other Shares tendered to pay taxes or charges will be valued based on the Fair Market Value on the date received by the Company.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate the Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or

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addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant; and (b) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under the Plan, materially increases the number of Shares available for Awards under the Plan, materially expands the classes of persons eligible for Awards under the Plan, materially extends the term of the Plan, materially changes the method of determining the Exercise Price of Options or SARs, deletes or limits any provisions of the Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award.

13. Assignability. Unless otherwise determined by the Committee and expressly provided for in an Award Agreement or except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution (it being understood that such Award may, as applicable, be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative), or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or applicable Award and in a form acceptable to the Committee. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (i) for charitable donations, (ii) to the Participant’s spouse or former spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), (iii) a trust for the benefit of the Participant and/or the persons referred to in clause (ii), or (iv) a partnership or limited liability company whose only partners or members include the Participant and/or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Committee evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Paragraph 13. Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

14. Adjustments.

(a) No Limit on Corporate Power. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) Adjustments. If at any time while the Plan is in effect there shall be any increase or decrease in the number of allotted and issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(i) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

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(ii) An appropriate adjustment shall be made in the Stock-Based Award Limitations, to the end that the Stock-Based Award Limitations shall apply to the same proportion of the Company’s allotted and issued and outstanding Shares;

(iii) Appropriate adjustment shall be made (x) in the number of Shares and the exercise price per Share thereof then subject to purchase pursuant to each Option or Stock Appreciation Right previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate exercise price; and (y) in the number of Shares then subject to each Stock Award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to allotment and issuance, transfer or delivery in settlement of such award;

(iv) In the case of Incentive Stock Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and other guidance promulgated thereunder.

(c) Actions not Triggering Adjustments. Except as is otherwise expressly provided herein, the allotment and issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Awards or the relevant purchase price with respect to any Option or SAR.

(d) Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Exercise Price of such Award.

(e) Section 409A. No adjustment or substitution pursuant to this Paragraph 14 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

15. Restrictions. No Shares or other form of payment shall be allotted and issued, transferred, or delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such allotment and issuance, transfer, or delivery will be in compliance with applicable federal and state securities laws and the rules of any applicable national securities exchange. Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or are admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon certificates evidencing Shares (if any) to make appropriate reference to such restrictions. The Committee may, in its discretion, condition the Company’s obligation to allot and issue, transfer or deliver Shares under the Plan upon its receipt from the person to whom such Shares are to be allotted and issued, transferred or delivered of an executed investment letter containing such representations and agreements as the Company may determine to be

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necessary or advisable in order to enable the Company to allot, issue, transfer or deliver such Shares to such person in compliance with the United States Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

16. Unfunded Plan. The Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.

17. Section 409A of the Code.

(a) Intention to Comply. Awards made under the Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unit and Cash Awards. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c) Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (i) as soon as practicable after, but in no event more than ten days after, the first business day following the expiration of six months from the Participant’s separation from service, (ii) as soon as practicable after the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

18. Awards to Foreign Nationals and Participants Outside the United States. The Committee may, without amending the Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from (but do not enlarge on) those set forth in the Plan, and (b) grant Awards to such Participants in accordance with those rules.

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19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, shall be undertaken by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States or the laws of England and Wales.

20. Right to Continued Employment or Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment, or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

21. Nominal Value. A Participant may be required by the Committee, in its discretion, or pursuant to procedures of the Committee, to pay the nominal value of any Shares allotted and issued, transferred or delivered hereunder, it being understood that the provisions of Paragraph 10 (relating to payment of the Exercise Price of Options) shall apply mutatis mutandis in respect of any applicable payment of nominal value.

22. Clawback. Notwithstanding anything to the contrary contained in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

23. Rights of Third Parties. It is not intended that any of the terms of the Plan should be enforceable by any third party pursuant to the UK Contract (Rights of Third Parties) Act 1999.

24. Consent to Holding and Processing of Personal Data. By participating in the Plan, participants give their consent to the holding and processing of data relating to them (including personal data) in relation to and as a consequence of the Plan and to the disclosure of data (even outside the European Economic Area) to their employer, or any Subsidiary, Trustee, to any possible purchaser of their employer or their employer’s business or of any Subsidiary or the Company and their respective advisors in relation to the Plan.

25. Term. Unless previously terminated, the Plan shall terminate and no additional Awards may be granted on the expiration of 10 years after the Effective Date of the Plan. The Plan shall continue in effect with respect to Awards granted before termination of the Plan and until such Awards have been settled, terminated or forfeited.

26. Usage. Words used in the Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27. Notice. All notices and other communications from a Participant to the Committee under, or in connection with, the Plan shall be deemed to have been filed with the Committee when actually received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt of any such notices and communications.

28. Headings. The headings in the Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Plan.

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ATTACHMENT 1

DEFINITION OF

CHANGE IN CONTROL

For purposes of the Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding registered Shares of the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this definition are satisfied; or

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following

A-1

such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Change in Control shall conform to the requirements of Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

A-2

NOBLE CORPORATION

2015 OMNIBUS INCENTIVE PLAN

PART B

Relating to grants to Employees of certain Subsidiaries

This Part B to the Noble Corporation 2015 Omnibus Incentive Plan governs Awards granted to Employees of entities which are Subsidiaries of the Company as defined in this Part B, but are not Subsidiaries as defined in Part A. Awards granted pursuant to this Part B are subject to all of the terms and conditions set forth in Part A of the Plan, which is incorporated by reference as if set forth in this Part B, except as modified by the following provisions, which shall replace and/or supplement certain provisions of Part A of the Plan as indicated.

ARTICLE 1

DEFINITIONS

The following definitions replace or supplement the definitions in Paragraph 2 of Part A of the Plan with respect to Awards to Employees of a Subsidiary (as defined below):

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), which does not constitute a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

ARTICLE 2

SHARES SUBJECT TO PLAN

Shares offered or subject to Awards granted under Part B of the Plan shall count towards the limits set forth in Paragraph 5 of Part A of the Plan on an aggregate basis, taking account any Awards granted under Parts A and B. No Awards may be granted under Part B of the Plan which would cause the limits set forth in Paragraph 5, applied on an aggregate basis, to be exceeded.

B-1

NOBLE CORPORATION

c/o 13135 DAIRY ASHFORD RD

SUGAR LAND, TEXAS 77478

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86298-P64044	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 NOBLE CORPORATION

The Board of Directors recommends you vote FOR the following resolutions 1 through 11:

	To re-elect the following nominees as a director of the Company for a one-year term that will expire at the annual general meeting in 2016:	For	Against	Abstain

1.	Julie H. Edwards	☐	☐	☐			For	Against	Abstain

2.	Scott D. Josey	☐	☐	☐	8.	Authorization of Audit Committee to determine UK statutory auditors’ compensation	☐	☐	☐

3.	Jon A. Marshall	☐	☐	☐	9.	An advisory vote on the Company’s executive compensation	☐	☐	☐

4.	Mary P. Ricciardello	☐	☐	☐	10.	An advisory vote on the Company’s Directors’ Compensation Report for the year ended December 31, 2014	☐	☐	☐

5.	David W. Williams	☐	☐	☐	11.	Adoption of the Noble Corporation 2015 Omnibus Incentive Plan	☐	☐	☐

6.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal Year 2015	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

7.	Re-appointment of PricewaterhouseCoopers LLP as the Company’s UK statutory auditor	☐	☐	☐

For address changes and/or comments, mark here.				☐
(see reverse for instruction)

Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M86299-P64044

NOBLE CORPORATION PLC ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD AT 3:00 PM ON APRIL 24, 2015

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

If you appoint a proxy to represent you at the Annual General Meeting on April 24, 2015, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions, your voting rights will be exercised by the proxy in the manner recommended by the Board of Directors (“FOR” Resolutions 1 through 11). On any other matters which are properly presented to the Annual General Meeting (including any motion to adjourn the Annual General Meeting) the proxy will vote these shares in accordance with the respective recommendation of the Board of Directors.

The shareholder signing on the reverse side hereby revokes all previous proxies and appoints Julie Johnson Robertson or, in her absence William Edgar Turcotte as its proxy to attend, speak and vote on their behalf at the Annual General Meeting of the Company to be held at 3:00 p.m. (London time) on April 24, 2015 at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom (or at any adjournment thereof).

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side